As filed with the Securities and Exchange Commission on April 26, 2005
                                                     REGISTRATION NO. 333-123132


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------


                                 SIRICOMM, INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

           Delaware                         7372                 62-1386759
------------------------------  ---------------------------- -------------------
  (State or Jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                         2900 Davis Boulevard, Suite 130
                             Joplin, Missouri 64804
                                 (417) 626-9961
           -----------------------------------------------------------
           (Address and Telephone Number of Principal Executive Office
                        and Principal Place of Business)

                                Henry P. Hoffman
                      President and Chief Executive Officer
                         2900 Davis Boulevard, Suite 130
                             Joplin, Missouri 64804
                                 (417) 626-9961
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                          John J. Concannon, III, Esq.
                              Bingham McCutchen LLP
                               150 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-8000
                              (617) 951-8736 (fax)
                              ---------------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

         If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE


------------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
 Title of Each Class of Securities        Amount to be          Proposed Maximum        Proposed Maximum           Amount of
         to be Registered                Registered (1)        Offering Price Per      Aggregate Offering       Registration Fee
                                                                  Security (2)               Price
------------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Shares of common stock, $0.001 par         2,404,000                 $1.95                 $4,687,800               $593.94(4)
value per share
------------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Shares of common stock, $0.001 par          534,900                  $1.95                 $1,043,055               $132.16(4)
value per share (3)
------------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Total                                      2,938,900                 $1.95                 $5,730,855               $726.10(4)
------------------------------------ ----------------------- ----------------------- ----------------------- -----------------------

(1) All 2,938,900 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the bid and asked price as reported on the Over the Counter Bulletin Board on March 1, 2005.
(3) Represents a total of 534,900 shares of common stock issuable upon the exercise of warrants held by the selling shareholders.
(4) $628.62 of this registration fee was previously paid in connection with the initial filing of the registration statement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.


                  Subject to completion, dated April 26, 2005


                                   PROSPECTUS

                                 SIRICOMM, INC.


                        2,938,900 SHARES OF COMMON STOCK

         This prospectus relates to an aggregate of up to 2,938,900 shares of our common stock, which may be offered by the selling shareholders identified in this prospectus for their own account. Of such shares, 2,404,000 shares were outstanding as of March 1, 2005 and 534,900 shares are issuable upon the exercise of warrants that we have issued to the selling shareholders, including 31,900 shares issuable upon the exercise of warrants issued to Laidlaw Co. (UK) Ltd (f/k/a Sands Brothers International Limited) as partial compensation for services rendered to us as placement agent. Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to certain of the selling shareholders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants issued to them.


         We will not receive any proceeds from the sale of the shares by these selling shareholders. We may, however, receive proceeds in the event that some or all of the warrants held by the selling shareholders are exercised.

         Unless the context otherwise requires, the terms "SiriCOMM", "we," "us" or "our" refer to SiriCOMM, Inc.


         Our common stock is listed on the OTC Bulletin Board under the symbol ""SIRC". From May 31, 1994 until November 21, 2002, our predecessor's common stock traded on the OTC Bulletin Board under the symbol "FPHI."". The last reported sales price per share of our common stock, as reported by the OTC Bulletin Board on April 25, 2005, was $1.85.


                        ---------------------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                        ---------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is                       , 2005

                                TABLE OF CONTENTS

NOTICE ABOUT FORWARD LOOKING STATEMENTS.....................................2

PROSPECTUS SUMMARY..........................................................2

RISK FACTORS................................................................4

USE OF PROCEEDS.............................................................8

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS....................8

BUSINESS    ................................................................9

LEGAL PROCEEDINGS..........................................................14

DESCRIPTION OF PROPERTY....................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS.....................................................14

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE......................................................18

MANAGEMENT...............................................................  18

EXECUTIVE COMPENSATION.....................................................20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............22

DESCRIPTION OF SECURITIES..................................................23

PLAN OF DISTRIBUTION.......................................................24

SELLING SHAREHOLDERS.......................................................25

LEGAL MATTERS..............................................................27

EXPERTS     ...............................................................27

AVAILABLE INFORMATION......................................................27

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................F-1

ITEM 24.    INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.........II-1

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION..................II-1

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES......................II-1

ITEM 27.    EXHIBITS.....................................................II-4

ITEM 28.    UNDERTAKINGS.................................................II-6


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

                     NOTICE ABOUT FORWARD LOOKING STATEMENTS

         When used in this prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "intend," "plans", and similar expressions are intended to identify forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") regarding events, conditions and financial trends which may affect our future plans of operations, business strategy, operating results and financial position. Forward looking statements in this prospectus include without limitation statements relating to:

         o trends affecting our financial condition or results of operations;

         o        our business and growth strategies;

         o        our technology; and

         o        our financing plans.

         Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors include, among other things:

         o our ability to obtain additional sources of capital to fund continuing operations, in the event that we are unable to timely generate revenues;

         o our ability to retain existing or obtain additional licensees who will act as distributors of our products;

         o our ability to obtain additional patent protection for our technology; and

         o other economic, competitive and governmental factors affecting our operations, market, products and services.

         Additional factors are described in our other public reports and filings with the Securities and Exchange Commission (the "SEC"). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. SiriCOMM undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

Our Company

         SiriCOMM was founded as a broadband wireless application service provider to supply productivity and cost reduction software applications to the commercial vehicle industry and other users whose effectiveness "over-the-road" requires affordable driver connectivity and vehicle-access software productivity tools.

         On October 8, 2004, we announced that we had completed and opened the first phase installation of a nationwide broadband wireless network that will enable delivery of a wide range of service provider applications to those businesses and governmental entities directly and indirectly dependent on the nation's highway transportation system. To date, we have generated $20,000 in revenues from our ISP product; and future significant revenues cannot be guaranteed.

         SiriCOMM was incorporated as a Delaware corporation under the name "Fountain Pharmaceuticals, Inc." in April 1989. In approximately November 2002, the shareholders of SiriCOMM, Inc., a privately-held Missouri corporation, incorporated in 2000, exchanged all of the issued and outstanding common stock of SiriCOMM, Inc. for a controlling interest in Fountain Pharmaceuticals, Inc., with the result that all of the then officers and directors of Fountain Pharmaceuticals, Inc. resigned and were replaced by persons designated by SiriCOMM, Inc., and the name of Fountain Pharmaceuticals, Inc. was changed to "SiriCOMM, Inc."

         SiriCOMM's corporate address is 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64809, our telephone number is 417-626-9971 and our fax number is 417-782-0475.

Summary of the Offering

         As of December 31, 2004, we consummated a private placement of units pursuant to a Confidential Investment Proposal, dated October 11, 2004 and amended on December 20, 2004. Each unit consisted of 50,000 shares of common stock and a warrant to purchase 37,500 shares of common stock. As part of the private placement, we sold an aggregate of 6.38 units (319,000 shares and warrants to purchase 239,250 shares of common stock) for an aggregate purchase price of $638,000, or $100,000 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain certain anti-dilution rights and are redeemable by us, on terms specified in the warrants.


         In connection with the private placement, Laidlaw Co. (UK) Ltd (f/k/a Sands Brothers International Limited) the placement agent in the private placement, received a cash commission fee of 9% of the gross proceeds to us of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of our counsel in the private placement and warrants to purchase 31,900 shares of common stock, or 10% of the shares sold in the private placement. The warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the common stock warrants issued in the December 2004 private placement.


         In January 2005, we issued 85,000 shares of common stock upon the exercise of certain warrants originally issued in January 2004 pursuant to a private placement of units consisting of common stock and warrants. We received $170,000 as a result of the exercise of these warrants. As an inducement to the investors exercising their warrants, we also issued warrants to purchase an aggregate of 63,750 shares of common stock. The warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the common stock warrants issued in the December 2004 private placement.


         We are registering the 404,000 shares of common stock and the 334,900 shares of common stock underlying the warrants in connection with registration rights agreements we entered into with certain of the selling shareholders. Our registration of these shares does not necessarily mean that the selling shareholders will exercise any of these warrants or sell any or all of the underlying securities we have registered.

         We are also registering 2,000,000 shares of common stock that we issued to Sat-Net, Inc. in connection with services provided to us by Sat-Net, Inc., pursuant to the terms of a network installation agreement we entered into with Sat-Net.

         In February 2004, we issued warrants to purchase an aggregate of 200,000 shares of common stock to Messrs. Clark Burns and Philip Snowden pursuant to a Finder's Agreement, dated November 14, 2003, between SiriCOMM and Messrs. Burns and Snowden. We are registering the 200,000 shares of common stock underlying these warrants pursuant to the terms of the Finder's Agreement.


Common stock offered by SiriCOMM:   None.


Common stock offered by selling     2,938,900 shares, which includes 534,900
shareholders:                       shares issuable upon exercise of the
                                    warrants described above.


Common stock outstanding:           As of March 1, 2005, 18,686,450 shares of
                                    our common stock were issued and
                                    outstanding.

Proceeds to SiriCOMM:               We will not receive proceeds from the resale
                                    of shares by the selling shareholders. If all warrants are fully exercised without using any applicable cashless exercise provisions, we will receive approximately
                                    $903,760 in cash from the warrant holders.

Use of proceeds:                    Working capital.

OCT Bulletin Board Symbol:          SIRC.

                                  RISK FACTORS

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ARE REALIZED, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

                          Risks Related to Our Business

We have a history of significant losses, and we may never achieve or sustain profitability.

         Since our inception, we have generated minimal revenues, incurred substantial net losses, and currently are experiencing a substantial cash flow deficiency from operations. Based upon our audited financial statements, we incurred net losses of $2,778,407 for the fiscal year ended September 30, 2004. As of September 30, 2004, we had a deficit accumulated during our development stage of $6,701,021. As of the three months ended December 31, 2004, our unaudited net loss was $495,614, while we generated minimal revenues of $6,273. For the three months ended December 31, 2004, our accumulated deficit increased to $7,201,970.

We have a limited operating history making it difficult to evaluate our business and our future prospects.

         To date, we have generated minimal revenues and have a very limited operating history on which investors can evaluate our potential for future success. Potential investors should evaluate us in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. These risks include the following:

         o        Lack of sufficient capital,
         o Unanticipated problems, delays, and expenses relating to product development and implementation,
         o        Lack of intellectual property,
         o        Licensing and marketing difficulties,
         o        Competition,
         o        Technological changes, and
         o        Uncertain market acceptance of our products and services.

         As a result of our limited operating history, our plan for rapid growth, and the increasingly prospective competitive nature of the markets in which we compete, our historical financial data are of limited value in anticipating future operating expenses. Our planned expense levels will be based in part on our expectation concerning future revenue, which is difficult to forecast accurately based on our stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected. Our ability to generate revenue is uncertain and we may never achieve profitability.

Our assumption of commercialization.

         There can be no assurance that, when our products and services are fully operational, either (i) our target market prospective customers will do business with us or (ii) the level of business we generate, if any, will be sufficient for us to generate a profit and sustain our business activities.

We will require significant additional capital to complete the installation of our national broadband wireless network.

         Our nationwide broadband wireless network is only partially built and we will require significant capital to install the full number of WLAN sites we believe are required to offer a nationwide network offering our products and services. There can be no assurance that we will be able to raise this additional required capital. If such capital is not raised, there can be no assurance that the Network as it is currently installed in 38 states is sufficiently dense or nationally robust enough to have functional utility for our potential customers.

We expect to compete with large, well-capitalized companies.

         Although we believe that we have no direct competitors, certain companies "overlap" parts of our business model. There can be no assurance that these companies, which are larger and better capitalized, will not respond to competitive pressures presented by our business model. There can be no assurance that we will be able to establish the credibility, products and services and financial position needed to successfully compete against these companies. Failure to do so could mean that we will substantially under-perform versus our expectations.

We will compete in an industry that is characterized by rapid changes in technology.

         The business that we are launching is subject to rapid change and evolution of the technology platforms, products and services available to customers. There can be no assurance that either (i) the suite of products and services that we have developed are currently the most up-to-date and competitively priced or (ii) that such suite of products and services will not be made obsolete as a result of the technology developments of competitors. Our failure to have, maintain and continue to develop or acquire leading edge technology could mean that we will substantially under-perform versus our expectations.

Our business model requires that we continually develop and augment our suite of products through internal development and acquisitions.

         Our business model is dependent on our ability to augment our initial suite of products and services with additional products and services important to providing customers with an integrated communication and productivity suite of products and services. There can be no assurance we have either the ability or resources to accomplish this, the implication of which is that our contemplated growth is subject to substantial risk.

Our ability to implement our business plan is dependent on our ability to attract and retain key management employees.

         While we believe that we have recruited the nucleus of a solid management team, owing to our small size and thin capitalization, there can be no assurance that we can retain these key management employees or that we can hire the additional management and key employees that we need to grow. Our failure to attract and retain key management employees could mean that we will substantially under-perform versus our expectations and that investors in our securities could lose some or all of their investment. We maintain key man insurance on our Chief Executive Officer pursuant to a USDA loan agreement. We are a party to employment contracts with three (3) of our executive officers who are also inside directors.

Disruption of our services due to accidental or intentional security breaches may harm our reputation, potentially causing a loss of sales and an increase in our expenses.

         A significant barrier to the growth of wireless data services or transactions on the Internet or by other electronic means has been the need for secure transmission of confidential information. Our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third party were able to misappropriate our users' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could materially adversely impact our revenue and may result in the loss of customers.

There is no established market for SiriCOMM's services; we may not be able to sell enough of our services to become profitable.

         The markets for wireless data and transaction services are still emerging. Continued growth in demand for, and acceptance of, these services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. Our competitors may develop alternative wireless data communications systems that gain broader market acceptance than our systems. If the market for our services does not grow, or grows more slowly than we currently anticipate, we may not be able to attract customers for our services and our revenues would be adversely affected.

Our strategic alliances may not deliver the value we paid or will pay for them.

         Excessive expenses may result if we do not successfully integrate our strategic alliances, or if the costs and management resources we expend in connection with these integrations exceed our expectations. Although we expect that our strategic alliances (and any acquisitions or investments we may pursue in the future) will have a continuing, significant impact on our business, financial condition and operating results. No assurances can be given that any such events will have the intended effects and results.

We may not achieve profitability if we are unable to maintain, improve and develop the wireless data services we offer.

         We believe that our future business prospects depend in part on our ability to maintain and improve our current services and to develop new ones on a timely basis. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance. If we cannot effectively develop and improve services, we may not be able to recover our fixed costs or otherwise become profitable.

Any type of systems failure could reduce sales, increase costs or result in claims of liability.

         Any disruption from our satellite feeds or backup landline feeds could result in delays in our subscribers' ability to receive information. We cannot be sure that our systems will operate appropriately if we experience a hardware or software failure or if there is an earthquake, fire or other natural disaster, a power or telecommunications failure, intentional disruptions of service by third parties, an act of God or an act of war. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could involve material costs and distract management from operating our business.

We anticipate that our sales cycle will be long, and our stock price could decline if sales are delayed or cancelled.

         Quarterly fluctuations in our future operating performance will be exacerbated by the length of time between our first contact with a business customer and the first revenue from sales of services to that customer or end users. Because our services represent a significant investment for our business customers, we will spend a substantial amount of time educating them regarding the use and benefits of our services and they, in turn, spend a substantial amount of time performing internal reviews and obtaining capital expenditure approvals before deciding to purchase our services. As much as a year may elapse between the time we approach a business customer and the time we begin to deliver services to a customer or end user. Any delay in sales of our services could cause our quarterly operating results to vary significantly from projected results, which could cause our stock price to decline. In addition, we may spend a significant amount of time and money on a potential customer that ultimately does not purchase our services.

New laws and regulations that impact our industry could increase our costs or reduce our opportunities to earn revenue.

         We are not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than general business regulations and regulations applicable to publicly traded Delaware corporations of similar size that are headquartered in Missouri. However, in the future, we may become subject to regulation by the FCC or other regulatory agencies. In addition, the wireless carriers that supply our airtime and certain of our hardware suppliers are subject to regulation by the FCC and regulations that affect them could increase our costs or reduce our ability to continue selling and supporting our services.

We are dependent upon long-term financing

         Our ability to implement our business plan and grow is dependent on raising a significant amount of capital. We have sustained our operations in large part from sales of our equity. There can be no assurance that we will be able to successfully generate revenues or raise additional funds sufficient to finance our continued operations. In the long term, failure to generate sufficient revenues or obtain financing would have a material adverse effect on our business, operations and financial condition and would jeopardize our ability to continue our operations. If we do raise additional funds by issuing equity securities, further dilution to existing stockholders would result, and future investors may be granted rights superior to those of existing stockholders.

                        Risks Related to Our Common Stock

Our common stock has experienced volatility in the past, and may experience significant volatility in the future, which substantially increases the risk of loss to persons owning our common stock

         Because of the limited trading market for our common stock, and because of the significant price volatility, stockholders may not be able to sell their shares of common stock when they desire to do so. In 2003, our stock price ranged from a high of $4.00 to a low of $.02, and in 2004, our stock price ranged from a high of $6.00 to a low of $0.95. The inability to sell shares in a rapidly declining market may substantially increase the risk of loss as a result of such illiquidity and the price for our common stock may suffer greater declines due to its price volatility.

Our common stock is traded on the OTC Bulletin Board, which may be detrimental to investors

         Our shares of common stock are currently traded on the OTC Bulletin Board. Stocks traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our stock will develop in the future. In the absence of an active trading market:

         o investors may have difficulty buying and selling our common stock or obtaining market quotations;
         o        market visibility for our common stock may be limited; and
         o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our common stock is subject to penny stock rules, which may be detrimental to investors.

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock. Additionally, our common stock is subject to SEC regulations for "penny stock." Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

                                 USE OF PROCEEDS


         This prospectus relates to 2,938,900 shares of our common stock, which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds from the sale of common stock by the selling shareholders. If all warrants are fully exercised without using any applicable cashless exercise provisions, we will receive approximately $903,760 in cash from the warrant holders. Any proceeds received by us from the exercise of the warrants will be used by us for general corporate purposes.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

         Our common stock presently trades on the OTC Bulletin Board under the symbol "SIRC". From May 31, 1994 until November 21, 2002 our predecessor's common stock traded on the OTC Bulletin Board under the symbol "FPHI."

         As of March 1, 2005, we had 18,686,450 outstanding shares of common stock, $.001 par value. As of March 1, 2005, we had outstanding 213,417 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). Each share of Series A Preferred Stock converts into our common stock at the rate of $2.00 per share. As of March 1, 2005 we had outstanding 4,803,018 warrants and options.

         The following table sets forth certain information with respect to the high and low market prices of our common stock for the fiscal years ended September 30, 2003 and 2004:

      Year                  Period                  High                 Low
      ----                  ------                  ----                 ---
Fiscal Year 2003         First Quarter             $4.00                $1.20
                        Second Quarter             $2.25                $0.02
                         Third Quarter             $2.40                $0.99
                        Fourth Quarter             $2.00                $0.80
Fiscal Year 2004         First Quarter             $1.40                $0.95
                        Second Quarter             $4.90                $1.02
                         Third Quarter             $6.00                $3.70
                        Fourth Quarter             $5.15                $2.75
Fiscal Year 2005         First Quarter             $4.30                $2.35


         The closing price of our common stock on April 25, 2005 was $1.85.


         The high and low prices are based on the average bid and ask prices for common stock, as reported by the OTC Bulletin Board. Such prices are inter-dealer prices without retail mark-ups, mark-downs or commissions and may not represent actual transactions.

Shareholders

         Records of our stock transfer agent indicate that as of March 1, 2005, we had 129 record holders of our common stock. Since a significant number of our shares are held by financial institutions in "street name," it is likely that we have significantly more stockholders than indicated above. We estimate that we have approximately 1,000 beneficial holders, including such shares held in "street name."

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

Dividend Policy

         Our board of directors determines any payment of dividends. We have never declared or paid any cash dividends, and we do not anticipate or contemplate paying cash dividends in the foreseeable future. It is our Board of Directors intention to utilize all available funds for working capital of SiriCOMM.

                                    BUSINESS

Overview

         SiriCOMM was founded as a broadband wireless application service provider to supply productivity and cost reduction software applications to the commercial vehicle industry and other users whose effectiveness "over-the-road" requires affordable driver connectivity and vehicle-access software productivity tools.

         On October 8, 2004, we announced that we had completed and opened the first phase installation of a nationwide broadband wireless network that will enable delivery of a wide range of service provider applications to those businesses and governmental entities directly and indirectly dependent on the nation's highway transportation system. To date, we have generated $20,000 in revenues from our ISP product; and there can be no guarantee of future significant revenue generation.

Corporate Structure

         SiriCOMM was incorporated as a Delaware corporation under the name "Fountain Pharmaceuticals, Inc." in April 1989. In approximately November 2002, the shareholders of SiriCOMM, Inc., a privately-held Missouri corporation, incorporated in 2000, exchanged all of the issued and outstanding common stock of SiriCOMM, Inc. for a controlling interest in Fountain Pharmaceuticals, Inc., with the result that all of the then officers and directors of Fountain Pharmaceuticals, Inc. resigned and were replaced by persons designated by SiriCOMM, Inc., and the name of Fountain Pharmaceuticals, Inc. was changed to "SiriCOMM, Inc."

Our Network

         We are in the process of building a national broadband wireless network that involves populating "hot spots" (i.e., user access sites located at optimal, high density national highway locations) using standard IEEE 802.11b/g technology and a dedicated proxy remote site server (RSS). The wireless local area networks (WLANs) are connected by satellite uplink to our central hub server, which, in turn, provides subscribers with high speed, two-way, broadband access to the Internet. We have completed the installation and are currently providing service from approximately 255 sites at Pilot Travel Centers to be followed by an approximately 145 additional sites at other high traffic locations, which we believe will give us an initial national network presence.

         On December 28, 2004, we entered into a memorandum of understanding with ACS State and Local Solutions, Inc. ("ACS") regarding a pilot project to assess the value and service delivery capacity for our network services at ACS's Prepass sites. The pilot project is limited to no more than ten (10) Prepass weigh station locations. Upon successful completion of the pilot project, the parties agreed to explore the possibility of providing value added service to both the government market and the commercial carrier market through its full implementation in approximately 255 sites.

         There are four key components to SiriCOMM's network architecture: the wireless local area network (WLAN), the remote site server (RSS), the satellite communications link, and the central hub server. We believe these components use the most advanced, proven technologies available today. We believe that we are unique in that these proven technologies have, to our knowledge, never before been integrated into an end-to-end solution.

         Our satellite link is secured through an agreement with ViaSat, a California-based satellite communications service provider. We selected ViaSat's LinkStar product, which uses Ku-band to enable wideband transmission of data between the RSS stations and the central hub server. ViaSat's service, when combined with SiriCOMM's database replication and data compression technologies, we believe, maximizes the capacity of the satellite bandwidth and substantially reduces the cost of satellite data communications. As a result, we believe, the system will provide greater bandwidth-to-cost ratios when compared to other communications options.

         SiriCOMM's proprietary RSS incorporates the functions of router, caching-proxy server, video-on-demand server, web server and e-mail server into a single compact package. The RSS stations are custom-built computers running a custom operating system based on the BSD 5.2 kernel (Unix). The servers are designed for reliable, unattended 24x7 operation and feature mechanisms that enhance reliability. The operating firmware runs from nonvolatile solid-state memory, not a mechanical hard disk, which enables the servers to be remotely and completely reformatted from our Network Operations Center (NOC). We believe that the unique design features and capacity of the RSS's will provide substantial opportunity for future applications to include pay-per-view video, audio file downloading, fleet intranet hosting, distance learning and other similar services.

         With our central hub server (located in Kansas City, Missouri) and satellite interfaces in place and the first approximately 255 WLANs completed, our broadband wireless network was "switched on" as of October 7, 2004 and is technically operational and available for use in 38 states. We currently plan, within calendar year 2005, to complete the installation of approximately 600 WLANs to allow us to be available for service in the entire "lower 48 states" with sufficient locational "hot spot" density to permit customers convenient, full service, national access. Such additional installations will be subject to our raising additional sufficient capital.

         Subscribers will be able to access our portal website, signup.subscribers-siricomm.com, to sign up for services, using 802.11b/g wireless enabled computers and handheld devices. The devices can communicate with the WLAN from within approximately one-half a mile of the WLAN access point-- currently at Pilot Travel Centers with plans to expand to other a highway truck stops, rest areas, weigh stations, or ports of entry.

         Subscribers will be able to access each SiriCOMM WLAN using any of several devices. The network supports common devices including Palm OS or PocketPC hand held computers or a PC, laptop or tablet running Mac OS or Windows 98, NT, 2000, or XP PCs, laptops, and tablets. The only requirements are a compatible 802.11 card having a MAC number properly registered with us.

         When connected to the WLAN, subscribers will be able to exchange application data, send and receive e-mail, communicate with their company/agency headquarters' intranet, get updated road conditions, news and weather, and download games, access business and travel software applications. The satellite link allows up to 58 megabit per second bursts to all RSS stations from the central hub server and the RSS stations can communicate back to the central hub server at data rates up to 3.3 Mbps.

         We are also negotiating with additional organizations to enter into strategic alliances to further build out our "hot spot" infrastructure with a goal of installing approximately 145 additional "hot spots" within 120 days of finalizing such agreements. By the end of calendar year 2005, we plan to have a total of approximately 1,000 sites installed, but have not yet raised sufficient capital to achieve this goal. No assurances can be given that we will be able to achieve such goal and such goals are dependent upon our success in the raising of additional capital.

Initial Target Markets

         With a national network presence, we believe our market of opportunity can serve the commercial trucking industry, federal and state law enforcement, recreation vehicles, business travelers, and the general driving public as our initial "Target Markets"

         Initially, we have directed our market initiatives with a two-pronged focus:

         o Trucking. According to the American Trucking Association Economics and Statistics Group in a report published for the period January-May 2004, in 2002 the United States trucking industry had over 485,000 fleets, with over 2.6 million Class 8 trucks (excluding government and farm) in use (by definition, a fleet is one or more trucks with a U.S. Department of Transportation issued motor carrier number). To include Classes 3-8, this number rises to 6.1 million trucks used for business purposes. In this same report, it stated that 4.9 million commercial trailers were registered in 2002. We believe that only 10% of trucks on the road today utilize in-cab data communications because current solutions are expensive to install, feature variable monthly service fees, and offer no clearly documented return on investment.

                  We believe our products and services offer fleet owners low up-front costs, fixed monthly fees and verifiable returns on investment. To attempt to provide these returns on investment, our solution will combine (i) affordable basic broadband Internet network access coupled with (ii) a suite of products and services, some proprietary to us and others developed by third-parties where we have forged an alliance. These products and services, we believe, address long-standing industry problems through proprietary software that enables: paperless shipping documents with signature capture, paperless driver logs, fuel purchasing productivity software, electronic vehicle performance data, decision support tools, and other two-way, high bandwidth wireless communications opportunities.

         o Government. We are also attempting to develop a suite of products to be marketed to government agencies. We believe we have a business opportunity with both state and local highway and traffic authorities as well as, potentially, the Office of Home Land Security--especially if our WLANs are authorized for points of entry into the United States of America. No assurances can be given that these attempts will be successful or result in any significant revenues.

Products and Services

         Our business model is a subscription-based customer access model where businesses and governmental customers will pay monthly network access fees to subscribe for various services that we plan to provide through a combination of:
(i) proprietary application specific products developed by us which are accessible by customers via the network and (ii) other products and services developed by third parties which require network access for delivery to the user.

         These products and services fall generically into two categories:

         o Basic Internet Access - IN TOUCH(TM) : We believe certain of our target market customers will seek to subscribe to our service solely to gain access to the Internet. These target market customers are likely to be independent truckers, others in the private sector and certain state and local governmental highway safety and law enforcement agencies who seek only basic email and informational access afforded by the Internet. For this portion of our target market, we will offer our IN TOUCH(TM) Internet Services Provider service for a monthly service fee.

         o Application Specific Productivity Software. Our founders' believe through experience that next generation commercial vehicle cost reductions and productivity improvements will come from driver-based decision support tools. SiriCOMM was founded as a broadband wireless application service provider to supply productivity and cost reduction software applications to the commercial vehicle industry. For this target market segment, we intend to offer the following initial suite of proprietary productivity software tools (the "Proprietary Software Productivity Tools"):

                  PULSE(TM): This is a passive wireless device connected to the vehicle ECM (engine control module) which is programmed with our software to provide trucking fleet operators with:

                  o        Wireless, remote vehicle diagnostics
                  o        Driver performance diagnostics
                  o        Global Positioning System coordinates

                  BEACON(TM): We have developed this proprietary software product to address critical productivity needs of the trucking industry--i.e., cost reduction, productivity improvement, safety and security enhancements. The BEACON(TM) package includes IN TOUCH and, when bundled with the PULSE(TM) product, will enable greater functionality. The initial suite of applications within BEACON includes:

                  E-freight bill                     E-maintenance tracking
                  E-fuel network purchasing          E-Pay settlement

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

                  E-load finder                      E-logbook
                  E-driver referral                  Fleet intranet hosting

                  The proposed monthly subscription includes access to the entire suite of software described above, unlimited Internet access (IN TOUCH), and a wireless enabled Palm OS client device. The individual components (i.e., PULSE or BEACON) can also be subscribed as stand alone options. We have developed a cost justification model, which we believe can demonstrate expected savings of up to six times the monthly fee per truck. In addition, we believe the BEACON platform can easily support expansion for other revenue opportunities to include: pay-per-view movies, advertising, networked gaming and distance learning, to name a few. However, no specific economic model has been completed to cost justify these enhancements.

Sales and Marketing.

         With the initial phase of our network backbone in place and operational in approximately 38 states, we believe that the sales and marketing initiatives that we undertook while the network was being installed now have the possibility of generating revenue. These efforts are two-pronged as follows:

         o Direct Sales. To market and sell our Proprietary Software Productivity Tools, we employ our own direct sales force. This direct sales force is primarily (i) marketing to the nation's larger commercial trucking fleet operators and (ii) following up in an effort to up-sell selected customers originated by our sales and marketing alliance partners (see next below). At present, our sales force is comprised of an Executive Vice President of Sales and a National Sales Manager. We expect that we will hire additional sales persons as opportunities arise to support such expansion.

         o Alliance Partners/VAR's. We have established, among others, the following sales and marketing alliance partners/value-added resellers (VAR's) in an effort to escalate the time period within which we and our products and services gain traction in our target markets.

                  Idling Solutions. Idling Solutions, LLC ("ISL") is a supplier of integrated idle reduction solutions for the trucking industry. Its principal product, the IS9000, includes a high capacity battery pack and auxiliary heating and cooling unit for installation on commercial heavy-duty trucks. The IS9000 will enable truck fleets to promote fuel conservation by eliminating idling and, as a result, will also sharply reduce exhaust emissions and engine maintenance costs. We believe that, because off-duty truck drivers sleep in the cabs of their trucks, they have had to depend on idling their truck engines to generate heat or air conditioning as well as power for appliances such as laptops, radios, and televisions. The IS9000 power pack replaces the conventional starterbatteries and also supports comfort amenities for drivers. The system contains enough power to keep a truck tractor sleeper comfortable for ten or more hours. We have an exclusive arrangement with ISL pursuant to which we will provide wireless subscription service for trucks using the IS9000 product. Through this agreement we will deliver data necessary for ISL to verify warranty performance of the IS9000 and file on behalf of our customers Mobile Emissions Reductions Credits
                  (MERC) tax credits. We will charge a nominal subscription rate per month, which will provide the ISL customers with minimal amounts of data and we expect to "upsell" our BEACON and PULSE services to a substantial number of the ISL subscribers. The purpose of these services is to provide a real-time, certifiable record that the truck was not moving and was, indeed, turned off.

                  Getloaded.com. We have entered into a value-added reseller
                  (VAR) agreement with Getloaded.com, one of the nation's largest freight matching services. Getloaded.com currently serves approximately 16,000 fleets and approximately 250,000 trucks subscribing to its freight matching services. Getloaded.com believes that its relationship with us will enable it to migrate from a call center-based business model to a primarily on-line service. Getloaded.com has verbally informed us that it plans to sell subscriptions to our ISP through its call center and its billing services operations.

                  DriverTech. We have signed an agreement with DriverTech, a Salt Lake City-based supplier of ruggedized vehicle computers for the U.S. military pursuant to which DriverTech's TruckPC,

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

                  the commercial version of its military product that is in wide use in Iraq and Afghanistan, will use our network as its primary communications medium. In addition, DriverTech will be a value-added reseller of our BEACON(TM) products. The addition of BEACON, we believe, gives TruckPC far greater functionality and portability. Presently, DriverTech has verbally informed us that it has scheduled several large truckload fleets to beta test its product.

         In each of these VAR arrangements, we compensate the VAR with a percentage of the revenues generated as a result of the VAR's sales and marketing success. No assurances can be given as to when, if ever, these arrangements will generate significant revenue to us.

Competition

Based upon our business approach and pioneering technology, we believe that there currently are no direct competitors in the trucking or highway wireless market. However, competition is inevitable and we believe existing entities as well as new entities will enter the marketplace. Many of such entities will have substantially more funds, experience, employees and other resources than us. As a result, no assurances can be given that we will be able to compete with such entities. We, however, believe that we have certain technological advantages, and our affordable productivity tools, extensive industry experience, and patents pending present certain entry barriers for potential competitors. Notwithstanding, there are several competitors whose services "overlap" our service offerings to some extent. These include Qualcomm, Aether Systems, @tracks (formally Highway Master), PeopleNet, PSTN-based WLAN providers, and wireless telecommunications companies.

         o Qualcomm. Qualcomm's satellite communications and tracking system provides Global Positioning System (GPS) truck locating and low bandwidth text messaging transmissions. Qualcomm currently has approximately 425,000 units installed worldwide. The system functions well, but offers limited benefits to companies according to many subscribers. Our management believes that this system is very costly to purchase, install, and operate. There is a minimum monthly messaging fee and additional charges per character when the minimum is exceeded.

         o        Aether Systems (acquired by Platinum Equity- Sept. 20, 2004).
                  Aether's transportation services division provides services very similar to those of Qualcomm. Although it has several truckload fleet customers as a result of its acquisition of @tracks, its principal base of customers is service fleets such as Sears, JC Penney, etc. Like Qualcomm its principal services include tracking and text messaging. Its equipment and monthly usage fees are expensive, management believes, by industry standards.

         o @tracks. Acquired by Aether in April, 2002, this mobile communication product is designed to address communication and information needs of the trucking industry. The system allows trucking companies, brokers, and families to communicate with drivers who are on the road. In addition, the system can send and receive data and messages, determine GPS truck location, manage and track loads, and track vehicle mileage. Data is transferred using a combination of cellular and satellite technology. Consequently, the system is viewed by our management to be expensive to purchase and install, though less than Qualcomm. The monthly usage fees, however, are extremely high compared to Qualcomm due principally to the cellular component of the service. Relatively few of these units are in service compared to Qualcomm.

         o PeopleNet. PeopleNet provides web-based fleet communications ranging from GPS tracking only to low bandwidth text, voice and applications. PeopleNet operates on Aeris.Net's Microburst service, a technology that uses underutilized portions of partner cellular provider's channels to send and receive small packets of data. For fleets electing to install the full suite of equipment and services, PeopleNet offers several applications similar to our applications. However, as it is a low bandwidth solution it does not offer Internet, intranets, or other applications requiring higher bandwidth. Equipment costs and monthly service fees are comparatively high, though somewhat less than Qualcomm, and equipment installation must be performed at one of PeopleNet's hub facilities.

         o PSTN-Based WLAN Providers. PSTN-based WLAN providers are companies that install wireless LANs using public switched telephone networks (PSTN), usually T-1 lines or digital subscriber lines, for access to the Internet. These businesses typically target business travelers with Internet and email access in airports, coffee shops and hotel lobbies. Monthly service charges are high in comparison to the other services and applications provided. For example, Boingo, a nationwide hot spot aggregator, charges $79.95 per month for unlimited access. Though these providers are identified as competition, we anticipate developing roaming agreements with key identified hot spot providers.

Government Regulation and Industry Standards

         Our products and services are currently not regulated by the FCC or local governments. The regulatory process in the United States can be time-consuming and can require the expenditure of substantial resources. There is no assurance that the FCC or state regulatory agencies will not seek to regulate the use of frequencies utilized by our services or, if such services are regulated, grant the requisite approvals for any of our products on a timely basis, or at all. The failure of our products to comply, or delays in compliance, with the various existing and evolving standards could negatively impact our ability to market our products and services. United States and state regulations regarding the manufacture and sale of modems and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have on our business.

                                LEGAL PROCEEDINGS

         On December 17, 2004, Henry Hoffman, Kory Dillman, David Mendez, Tom Noland, Richard Iler and Terry Thompson were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dillman, Mendez and Iler are officers and directors of SiriCOMM, Mr. Thompson is a director of SiriCOMM and Mr. Noland is a former officer and director of SiriCOMM. The action was brought in the Circuit Court of Jackson County, Missouri at Kansas City (04CV236387). The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into with Mr. Sanders. SiriCOMM is not a party to this lawsuit. The complaint seeks damages in excess of $9,679,903. We will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.

         We are not a party to any other legal or administrative proceedings.

                             DESCRIPTION OF PROPERTY

         Our principal executive offices are located at 2900 Davis Blvd., Suite 130 Joplin, MO 64804, where we occupy approximately 1,200 square feet of office space. Our rent for this space is $1,200 per month. We lease this space on a month-to-month basis.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risks Relating to Our Business," "Description of Business" and elsewhere in this document. See "Forward-Looking Statements."

Background

Critical Accounting Policies and Estimates:

         Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policy, among others, involves the more significant judgments and estimates used in the preparation of our consolidated financial statements.

         We account for compensation costs associated with stock options and warrants issued to non-employees using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation. We use the tri-nominal options-pricing model to determine the fair value of these instruments as well as to determine the values of options granted to certain lenders by the principal stockholder. The following estimates are used for grants in fiscal years 2004 and 2005: Expected future volatility over the expected lives of these instruments is estimated to mirror historical experience of 75 %; expected lives of 2 years is estimated based on management's judgment of the time period by which these instruments will be exercised.

Plan of Operations

         We are engaged in the development of broadband wireless software and network infrastructure solutions for the commercial transportation industry and government market. We have a vertically integrated technology platform incorporating both software applications and broadband network infrastructure and access. The vertical-specific, enterprise-grade software solutions are designed to help businesses of any size and the government to significantly increase profitability, reduce operating costs, improve productivity and operational efficiencies, enhance safety, and strengthen security. Our unique, commercial-grade private network solution is built for enterprises and integrates multiple technologies to enable an ultra high-speed, open-architecture wireless data network for our software applications and Internet access. We believe that our vertical-specific software, network technology, deep industry relationships, and low cost of operations represent significant value to the commercial transportation industry and the government market.

         Our patent-pending network infrastructure solution provides considerable benefits when compared to other solutions competing in the wireless sector. We will install network access nodes using Wireless Fidelity (Wi-Fi) access points at strategic locations nationwide. Each wireless local area network is interconnected using satellite communications and the company's proprietary server solution. The point-to-multipoint broadcast feature of our network provides considerable cost-to-bandwidth efficiencies. Our software applications leverage this optimized data network to deliver significant cost reduction and productivity improvement opportunities to subscribing companies. For a flat, low monthly fee subscribers will have access to a suite of productivity software, the Internet, e-mail, proprietary company intranet information, and similar business tools. Users will connect to the network using any 802.11-compatible device. For the most mobile subscribers, we recommend a Wi-Fi-enabled Palm OS handheld computer. Our productivity enhancing solutions are expected to become commercially available during the third quarter of the year 2005.

Results of Operations for the Three Months Ended December 31, 2004 and 2003

         During the quarter ended December 31, 2004, we completed and activated 255 access points on our network and commenced selling our InTouchTM Internet Service. As a result we generated revenue of $6,273 compared to $0 in the same period last year.

         During the three months ended December 31, 2004, net losses totaled $495,614. For the three months ended December 31, 2004, our general and administrative expenses totaled $150,193 or 30.1 % of total operating expenses, while for the three months ended December 31, 2003 general and administrative expenses totaled $347,343 or 63.6% of total operating expenses. The decrease was mostly attributable to decreased professional expenses and other costs associated with raising debt or equity financing. For the three months ended December 31, 2004, we incurred salaries of $235,337, or 47.1% of operating expenses, as compared to the three months ended December 31, 2003, $129,180, or 23.7% of total operating expenses. The increase was due to the addition of several individuals necessary to continue our growth goals. Network access fees of $93,870 had been incurred in the three-month period ending December 31, 2004 as we commenced operations of our network. The previously mentioned changes resulted in the total operating expenses decreasing to $499,288 in 2005 from $546,146 in 2004.

         For the three months ending December 31, 2004, interest expense was $4,460 as compared to $14,777 for the three months ended December 31, 2003.

         Network equipment in progress of installation increased in the three-month period ended December 31, 2004, to $846,000 from $646,000 for fiscal year ended September 30, 2004, as we made a further progress payment on the installation of 255 WLAN sites.

         Other accrued expenses increased to $157,858 for the three-month period ended December 31, 2004 compared to $45,928 as of September 30, 2004, as we incurred network access fees from opening our network for commercial usage.

Results of Operations 2004 Compared to 2003

         During fiscal 2004, we advanced our efforts towards commercialization of our products and services. To that end, we reached various agreements with original equipment manufacturers, truck-stop operators and other sales agents. Operating expenses increased from $1,599,608 in 2003 to $2,585,327 in 2004 as a direct result of our developing and marketing our products and services, increased professional expenses and costs associated with raising debt and equity financing. Included in operating expenses in 2004 is an aggregate of $50,000 in stock-based compensation charges for the intrinsic value of options granted to our personnel. Research and development expenses were minimal and decreased to $26,450 in 2004 from $77,567 in 2003 due to cash flow considerations.

         Interest expense decreased to $26,578 in 2004 from $50,948 in 2003. The decrease is attributable to the retirement of notes and conversion of several debt obligations into equity.

Liquidity and Capital Resources

         Since our inception, we have financed our activities primarily from short-term loans and private sales of our securities. During fiscal 2003, we borrowed an aggregate of $680,000 from several lenders. We issued promissory notes to these lenders. The notes had varying interest rates ranging from 4% to 10%. In addition, of the $680,000, an aggregate of approximately $570,000 was converted into our preferred or common equity during the first and second quarters of fiscal 2004. We have also raised proceeds through the private sale of our equity. In March 2004 a private placement consisting of 2,000,000 units at a $1.00 per unit was completed, each unit consisting of one share of our common stock and one three-year warrant exercisable at $2.00 per share. In May 2004, we completed a private placement of 328,143 units at $3.40 per unit. Each unit consisted of one share of common stock and one quarter (1/4) three-year warrant exercisable at $4.75 per share. We received proceeds in connection with these private placements of $1,115,689.

         In October 2004, we borrowed $200,000 on our line of credit facility with Southwest Missouri Bank. The proceeds were paid to Sat-Net in conjunction with the installation and distribution of hotspots. Amounts borrowed pursuant to this line of credit facility can be used for infrastructure equipment purchases and cannot be used for general operating purposes.

         Pursuant to a contract between Pilot Travel Centers and us, in consideration for Pilot's permitting us to install our broadband wireless network in Pilot's 255 travel centers, we issued, upon completion of the installation and testing in October 2004, 255,000 common stock purchase warrants exercisable for five years, expiring on May 27, 2009 at an exercise price of $4.50 per share.

         As of December 31, 2004, we consummated a private placement of units pursuant to a Confidential Investment Proposal dated October 11, 2004 and amended on December 20, 2004. Each unit consisted of 50,000 shares of our common stock and a common stock warrant to purchase 37,500 shares of common stock . In the private placement, we sold an aggregate of 6.38 Units (319,000 shares and warrants to purchase 239,250 shares of common stock) for an aggregate purchase price of $638,000, or $100,000 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain certain anti-dilution rights and are redeemable by us, on terms specified in the warrants.


         In connection with the private placement, Laidlaw Co. (UK) Ltd. (f/k/a Sands Brothers International Limited) the placement agent in the private placement, received a cash commission fee of nine (9%) of the gross proceeds to us of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of our counsel in the private placement and warrants to purchase 31,900 shares of common stock, or ten percent (10%) of the shares of our common stock sold in the private placement. These warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the warrants issued in the private placement.


         In connection with the private placement, we also agreed to file with the SEC a registration statement covering the shares of common stock issued in the private placement and the shares of common stock issued underlying the warrants issued in the private placement, including the warrant issued to the placement agent. If such registration statement is not filed within the required time frame, or does not become effective within 120 days of the closing date, we have agreed to pay to the investors 1% of the gross proceeds of the private placement for each thirty (30) day period in which we fail to comply with such requirements

         On January 5, 2005, we issued an aggregate of 85,000 shares of our common stock upon the exercise of a like number of warrants, exercisable at $2.00 per share. The warrants were originally issued in January 2004 pursuant to a private placement of our units consisting of common stock and warrants.

         As an inducement to the investors exercising their warrants, we issued warrants to purchase an aggregate of 63,750 shares of common stock to the investors. The new warrants entitle the holders to purchase shares of our common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain anti-dilution rights and are redeemable by us, in whole or in part, on terms specified in the warrants.

         As a further inducement to the investors exercising their warrants, we also agreed to file with the SEC a registration statement covering the shares purchased by each investor as part of the units, the shares issued upon exercise of the warrants and the shares underlying the new warrants.

         On February 7, 2005, we entered into a network installation agreement with Sat-Net Communications, Inc., pursuant to which Sat-Net agreed to provide us certain services in exchange for 2,000,000 shares of our common stock, warrants to purchase 1,000,000 shares of our common stock at an exercise price of $2.00 per share that are exercisable upon the completion of certain services, and cash consideration. We have agreed to register the 2,000,000 shares held by Sat-Net pursuant to the terms of the network installation agreement.

         The cash proceeds of the above sales of our securities were used for general corporate purposes in developing our planned services.

         We will continue our installation plans toward denser coverage of our nation wide network. Additional financing will be required to fund such installations, but there can be no assurances that we will be able to obtain such funds under acceptable terms.

         On January 24, 2005, we repaid a note payable of $25,000 plus accrued interest to an individual investor.

Contractual Obligations and Commercial Commitments

Contractual obligations as of December 31, 2004 are as follows:

Contractual Obligations

                               Total     Less than 1 year  1-3 years  4-5 years  After 5 years
                               -----     ----------------  ---------  ---------  -------------
Line of credit and note
 payable                     $ 334,604      $ 334,604          -          -            -

                                       17

Operating leases                 -              -              -          -            -
Total contractual cash
 obligations                 $ 334,604      $ 334,604          -          -            -

Recent Accounting Pronouncements


         On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to employees, and amends FASB Statement No. 95, Statement of Cash Flows. The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition. We will be required to adopt Statement 123(R) at the beginning of our fiscal year beginning October 1, 2006. We have not determined what financial statement impact Statement 123(R) will have on us.


Off Balance Sheet Arrangements

         We do not have any off balance sheet arrangements.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         On April 7, 2004, based upon the recommendation of and approval by our board of directors, we dismissed Aidman Piser & Company, P.A. ("Aidman Piser") as our independent auditor and engaged BKD, LLP to serve as our independent auditor for the fiscal year ending September 30, 2004. On May 11, 2004, at the annual shareholders meeting, our shareholders affirmed the engagement of BKD, LLP as our independent auditors.

         Aidman Piser's reports on our consolidated financial statements for the fiscal year ended September 30, 2003, contained a qualified opinion as to our ability to continue as a "going concern" in our absence of revenues, or the ability to attract additional capital. During the years ended September 30, 2003 and 2002 and through April 7, 2004, there were no disagreements with Aidman Piser on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to Aidman Piser's satisfaction, would have caused them to make references to the subject matter in connection with their reports of our consolidated financial statements for such years. In addition, we believe there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

         We provided Aidman Piser with a copy of the foregoing statements and requested that Aidman Piser provide it with a letter addressed to the SEC stating whether it agrees with the foregoing statements. A copy of Aidman Piser's letter, dated April 7, 2004, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 12, 2004.

                                   MANAGEMENT

         The following table sets forth certain information with respect to each of our executive officers and directors as of March 1, 2005.

Name                      Age   Position
----                      ---   --------
Henry P. (Hank) Hoffman   53    President, CEO and Chairman
David N. Mendez           44    Executive Vice President - Sales and Marketing
                                and Director
Kory S. Dillman           34    Executive Vice President - Internet Business
                                Development and Director

J. Richard Iler           52    Chief Financial Officer and Director
Terry W. Thompson         54    Director


         Henry P. (Hank) Hoffman was appointed our President and CEO on November 21, 2002. On that same date Mr. Hoffman was elected to our Board of Directors to serve as its Chairman. Mr. Hoffman co-founded SiriCOMM in January 2000 and has been our President, CEO and Chairman since our inception. Mr. Hoffman has over twenty years experience in the transportation industry. From September 1, 1996 to January 21, 2000 Mr. Hoffman was President and Chief Operating Officer of Hook Up, Inc. of Joplin, MO, a small niche motor carrier. From 1990 to 1995 Mr. Hoffman was President and COO of Tri-State Motor Transit, the nation's largest transporter of munitions for the U.S. Government. Prior to his term at Tri-State, he served in several Operations/Management positions with both Schneider National, Inc. and Viking Freight System. As an industry leader he has been a Vice President of the American Trucking Associations, President and Chairman of the Board of the Munitions Carriers Conference, member of the Board of Directors of the National Automobile Transporters Association, and Forum Co-Chairman of the National Defense Transportation Association. Prior to his trucking industry career, Mr. Hoffman served as an officer in the United States Army Field Artillery for six years where he completed two command assignments. Mr. Hoffman earned a Bachelor of Science degree from the United States Military Academy, West Point, NY and a Master of Business Administration from the University of Wisconsin, Oshkosh, WI.

         David N. Mendez was appointed our Executive Vice President - Sales and Marketing on November 21, 2002. On that same date Mr. Mendez was also elected to our Board of Directors. Mr. Mendez co-founded SiriCOMM in April 2000 and has been our Executive Vice President Sales and Marketing and a director since our inception. Mr. Mendez has over nine years experience in telecommunications sales and marketing. Mr. Mendez's telecommunications expertise focuses on domestic and international data communication networks including Frame Relay and ATM infrastructures and Internet and intranet networks. From October 1998 to February 2000 he was National Sales Manager for DRIVERNet where he managed such national accounts as Ford, Kenworth, Peterbilt, Paccar Corporation, and Cue Paging. From 1995 to 1998 Mr. Mendez worked as a Major Account Manager for Sprint. Mr. Mendez graduated with a Bachelor of Science degree from Southwest Missouri State University, Springfield, MO.

         Kory S. Dillman was appointed our Executive Vice President - Internet Business Development on November 21, 2002. On that same date Mr. Dillman was also elected to our Board of Directors. Mr. Dillman co-founded SiriCOMM in April 2000 and has been our Executive Vice President - Internet Business Development and a director since our inception. From 1996 to 1999 Mr. Dillman was Creative Director for DRIVERNet. In that position he produced intranet and Internet applications for DRIVERNet and its customers. He developed specific web-based products for Volvo Trucks North America, Pilot Travel Centers, Ambest, Caterpillar Engines, and TravelCenters of America. Prior to joining DRIVERNet Mr. Dillman was Art Director for Wendfall Productions. In this position he managed development for Sony Music and Ardent Records. Mr. Dillman earned a Bachelor of Fine Arts degree from the University of Tulsa, Tulsa, OK.

         J. Richard Iler was appointed our Chief Financial Officer and elected to the Board of Directors in April 2003. From 2001 through 2003, Mr. Iler was managing director of a private equity fund responsible for financing activities, management consulting and investor relations of the funds portfolio companies. From 1998 through 2001, Mr. Iler was Chief Financial Officer of United American e-Health Technologies, a publicly traded company. Mr. Iler assisted this company in raising capital and preparation of regulatory filings. Mr. Iler graduated form Grand Valley State University in Allendale, Michigan with a B.S. and attended South Texas College of Law in Houston, Texas.

         Terry W. Thompson was elected to our Board of Directors in August 2003. In January 2003, Mr. Thompson retired as President of Jack Henry and Associates, a provider of integrated computer systems and processor of ATM and debit card transactions for banks and credit unions. Mr. Thompson joined Jack Henry in 1990 as Chief Financial Officer and was appointed President in 2001 guiding that company from $15 million in revenues to more than $396 million and from 98 employees to 2,300 employees. Mr. Thompson was named Chairman of our Audit Committee and serves as its financial expert.

                             EXECUTIVE COMPENSATION

         Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage SiriCOMM for the best interests of our constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and a stock option program.

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended September 30, 2002, 2003 and 2004. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                                                 Annual Compensation        Long Term Compensation
                                       Fiscal Year Ended     ---------------------------   -------------------------
Name and Principal Position               September 30        Salary ($)     Bonus ($)         Options/SARS (#)
---------------------------               ------------        ----------     ---------         ----------------
Henry P. Hoffman (a)                          2004             175,000           -                     -
  President and Chief Executive               2003             150,000           -                     -
  Officer and Chairman                        2002             118,269           -                     -
David N. Mendez (b)                           2004             125,000           -                     -
  Executive Vice President - Sales            2003             125,000           -                     -
  and Marketing                               2002              93,750           -                     -
Kory S. Dillman (b)                           2004             125,000           -                     -
  Executive Vice President -                  2003             125,000           -                     -
  Internet Business Development               2002              98,558           -                     -
  and Director
J. Richard Iler                               2004              75,831           -                     -
  Chief Financial Officer and                 2003                -              -                     -
  Director                                    2002                -              -                     -
-------------------

(a) includes $93,750 in accrued and unpaid compensation.
(b) includes $78,125 each in accrued and unpaid salary

Employment Contracts

         We have employment agreements with three of our executive officers, Henry P. Hoffman, David N. Mendez and Kory S. Dillman.

         Mr. Hoffman's employment agreement, dated February 19, 2002 has an initial term of three (3) years and a base annual salary of $150,000 and was increased to $175,000 in 2004. Thereafter the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors.

         Mr. Mendez' employment agreement, dated February 19, 2002 has an initial term of three (3) years and a base annual salary of $125,000. Thereafter the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors.

         Mr. Dillman's employment agreement, dated February 19, 2002 has an initial term of three (3) years and a base annual salary of $115,000, which has been increased to $125,000. Thereafter the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors.

Stock Options

                                            Option/SAR Grants in the Last Fiscal Year
                                                        Individual Grants


                                               Percent of Total
                                                 Options/SARs
                           Options/SARS    Granted to Employees in       Exercise or Base
Name                        Granted (#)         Fiscal Year (%)          Price ($/share)         Expiration Date
-----                       -----------         ---------------          ---------------         ---------------
Henry P. Hoffman                 0                   0.0%                       0                       --
David N. Mendez                  0                   0.0%                       0                       --
Kory S. Dillman                  0                   0.0%                       0                       --
J. Richard Iler               145,000                100%                     $1.00             November 17, 2013

                                      Aggregated Options/SAR Exercises in Last Fiscal Year
                                                  and FY-End Options/SAR Value


                                                              Number of Unexcerised          Value of Unexercised
                                                              Securities Underlying       In-The-Money Options/SARs
                           Shares                            Options/SARs At FY-End               at FY-End
                         Acquired on    Value Realized       ----------------------       -------------------------
Name                    Exercise (#)          ($)         Exercisable    Unexercisable   Exercisable   Unexercisable
----                    ------------    --------------    -----------    -------------   -----------   -------------
Henry P. Hoffman              0                0               0               0              0              0
David N. Mendez               0                0               0               0              0              0
Kory S. Dillman               0                0               0               0              0              0
J. Richard Iler             4,200              0            140,800            0              0              0

Director Compensation

         On August 30, 2004, our Board of Directors authorized the following compensation package for its independent board members.

         o        Annual Cash Retainer - $3,500 per fiscal year
         o Meeting Fee - $1,000 plus reasonable travel-related expenses for on-site board meetings and/or on-site committee meetings.
         o Stock Options - New independent board members receive an initial grant of ten thousand (10,000) stock options. The options vest over three years, 4,000 year one, 3,000 year two and 3,000 year three. In addition, on their anniversary of appointment, all board members will receive an annual grant of 3,000 options. Each option granted hereunder will be priced at market.

         In fiscal year 2004, the directors listed below received stock options as part of the director's compensation:

                       Number of
Name                Options Granted     Exercise Price   Date of Grant     Expiration Date
----                ---------------     --------------   -------------     ---------------
Terry W. Thompson       10,000              $4.05      September 2, 2004  September 1, 2014


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From December 2002 through September 2003, we borrowed an aggregate of $375,000 from unaffiliated third parties and $30,000 from Mr. Henry P. Hoffman, our President, Chief Executive Officer and Chairman of our Board of Directors. This loan was repaid in 2004. In connection with this loan, Mr. Hoffman issued an aggregate of 375,000 options to purchase shares of his own stock at $1.00 per share to several persons, including Mr. Terry Thompson and Quest Capital Alliance LLC. On August 8, 2003, Mr. Terry Thompson, who had loaned us an aggregate of $50,000 and received 19,684 of shares of our common stock and 50,000 of the options issued by Mr. Hoffman, was elected to our Board of

Directors. The shares were issued under the exemption from registration provided in Section 4(2) of the Securities Act. The lenders represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates. We utilized the proceeds of these loans for general working capital purposes.

         On February 26, 2004 Southwest Missouri Bank extended a $1 million line of credit to us. The loan is federally guaranteed by the United States Department of Agriculture as part of the Rural Development Program. This loan is also guaranteed by Mr. Hoffman, as well as by his wife. We have not compensated Mr. Hoffman for providing this guaranty.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 1, 2005, information with respect to the securities holdings of all persons which we, pursuant to filings with the SEC, have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock. The following table indicates the beneficial ownership of such individuals numerically calculated based upon the total number of shares of common stock outstanding. Also set forth in the table is the beneficial ownership of all shares of our outstanding stock, as of such date, of all officers and directors, individually and as a group.

                                                                                    Shares Beneficially Owned
Name and Address of Owner                                                       Number (1)         Percent (%) (2)
-------------------------                                                       ----------         ---------------
Henry P. Hoffman, Director, Chairman of the Board, Chief Executive              5,712,303               30.57
  Officer and President
  2900 Davis Boulevard, Suite 130
  Joplin, MO 64804
Sat-Net Communications, Inc.(3)                                                 2,000,000               10.70
  5000 Legacy Drive, Suite 470
  Plano, Texas 75024
David N. Mendez, Executive Vice President - Sales and Marketing and             1,088,331                5.82
  Director
  2900 Davis Boulevard, Suite 130
  Joplin, MO 64804
Kory S. Dillman, Executive Vice President - Internet Business Development       1,023,535                5.48
  and Director
  2900 Davis Boulevard, Suite 130
  Joplin, MO 64804
J. Richard Iler, Chief Financial Officer and Director (4)                         140,000                0.75
  2900 Davis Boulevard, Suite 130
  Joplin, MO 64804
Terry W. Thompson, Director (5)                                                   374,884                2.00
  406 N. Belaire
  Monett, MO 65708
William P. Moore, III, as Trustee of the William P. Moore III Revocable         1,700,000                9.10
  Trust dated October 9, 2001 (6)
  10801 Mastin, Suite 920
  Overland Park, KS
Quest Capital Alliance LLC                                                      1,154,000                6.18
  3140 E. Division
  Springfield, MO 65802
Robert J. Smith (7)                                                             1,553,931                8.32
  3865 E. Turtle Hatch
  Springfield, MO 65809
All Directors and Officers as a Group (6 persons)                               8,335,053               44.62
------------------

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants or the conversion of Preferred Stock pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Exchange Act.

(2)  Based upon 18,686,450 shares issued and outstanding.


(3) Allen Wheeler, Henry Burkhalter and David Webb, who are the directors of Sat-Net Communications, Inc., may be deemed to have beneficial ownership of the shares owned by Sat-Net Communications, Inc. The foregoing shall not be construed in and of itself as an admission by such person as to beneficial ownership of any such shares.

(4) Includes 120,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.00 per share and 20,000 shares which may be obtained by Mr. Iler upon the exercise of options exercisable at $1.49 per share.

(5) Includes 150,600 shares which may be obtained by Mr. Thompson upon the exercise of a like number of warrants exercisable at $2.00 per share and 4,000 shares which may be obtained upon the exercise of options at $4.05 per share.

(6) Includes 850,000 shares which may be obtained upon the exercise of a like number of warrants exercisable at $2.00 per share.

(7) Includes 436,000 shares owned by Gunner Investments Corp., a company controlled by Mr. Smith. Includes 154,600 shares which may be obtained upon the exercise of a like number of warrants exercisable at $2.00 per share. Includes 78,000 shares which may be obtained upon the exercise of a like number of warrants exercisable at $.50 per share.


                            DESCRIPTION OF SECURITIES

         The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

         Our authorized capital stock consists of 50,500,000 shares of stock. We are authorized to issue two classes of stock that consist of 500,000 shares of preferred stock, par value $0.001 per share, and 50,000,000 shares of common stock, par value $0.001 per share.

         As of March 1, 2005, we had outstanding 213,417 shares of Series A Preferred Stock. Each share of Series A Preferred Stock converts into our common stock at the rate of $2.00 per share. The shares may be converted to fully-paid and non-assessable shares of common stock at the option of the holder at $2.00 per share. The shares of Series A Preferred Stock are redeemable at the option of the holder three years subsequent to the date of issuance at a redemption price equal to 110% of the stated value, plus an amount per share equal to all accrued and unpaid dividends. No dividends were declared during the year ended September 30, 2004, but dividends were accrued in accordance with the cumulative dividends rate of $.10 per share per annum.

         As of March 1, 2005, we had 18,686,450 outstanding shares of common stock, $.001 par value. We have reserved [5,701,118] shares of common stock for issuance pursuant to outstanding options and warrants. Each issued and outstanding share is fully paid and non-assessable. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of our common stock have no cumulative voting rights. Holders of shares of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of SiriCOMM, the holders of shares of our common stock are entitled to their pro rata share of all assets remaining after payment in full of all liabilities.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Delaware General Corporation Law and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Certificate of Incorporation.

         We maintain directors and officers liability insurance with an aggregate coverage limit of $1,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;
         o block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker/dealer as principal and resale by the broker/dealer for its account;
         o an exchange distribution in accordance with the Rules of the applicable exchange;
         o        privately negotiated transactions;
         o        settlement of short sales;
         o broker/dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker/dealers engaged by the selling shareholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the selling shareholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         The selling shareholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                              SELLING SHAREHOLDERS


         This prospectus covers the offer and sale by the selling shareholders of up to 2,404,000 shares of common stock and an additional 534,900 shares of common stock issuable upon exercise of outstanding warrants. 334,900 of these warrants have an exercise price of $2.40 per share and 200,000 of these warrants have an exercise price of $0.50 per share.


         We are registering for resale shares issued by us in private placements and shares issuable on exercise of warrants issued by us in private placements. All such shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

         On February 7, 2005, we entered into a network installation agreement with Sat-Net Communications, Inc., pursuant to which Sat-Net agreed to provide us certain services in exchange for 2,000,000 shares of our common stock, warrants to purchase 1,000,000 shares of our common stock at an exercise price of $2.00 per share that are exercisable upon the completion of certain services, and cash consideration. We have agreed to register the 2,000,000 shares held by Sat-Net pursuant to the terms of the network installation agreement.

         In the purchase agreements, each of the selling shareholders represented that it had acquired the shares for investment purposes only and with no present intention of distributing those shares, except in compliance with all applicable securities law. In addition, each of the selling shareholders represented that each qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         The table below sets forth information concerning the resale of the shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders. We will receive proceeds from the warrants, if exercised. The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days. Percentages are based on a total of 18,686,450 shares of common stock outstanding on March 1, 2005. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 1, 2005, are deemed outstanding for computing the percentage of the selling shareholder holding such option or warrant but are not deemed outstanding for computing the percentage of any other selling shareholder.

                                                               Shares Owned Prior to the     Shares Owned After the
                                        No of Shares Offered           Offering                     Offering
                                          (including stock     --------------------------    -----------------------
Name                                    underlying warrants)     Number       Percentage(%)    Number     Percentage
----                                    --------------------     ------       ----------       ------     ----------
Michael B. and Shiela Carroll (1)              43,750               43,750            *             0            *
Allessandro Cornale (2)                        17,500               17,500            *             0            *
John W. Eilers Trust (3)                       43,750               43,750            *             0            *
William & Catherine Graham (4)                 43,750               43,750            *             0            *
Don Early (5)                                  17,500               17,500            *             0            *
Tom Enright (6)                                17,500               17,500            *             0            *

                                       25

Herman Ezzell IRA (7)                          43,750               43,750            *             0            *
Marino Ferrari and Helvica Chaile (8)          43,750               43,750            *             0            *
Erik B. Hollensen (9)                          17,500               17,500            *             0            *
Patrick E. and Barbara J. Kaminski (10)        21,875               21,875            *             0            *
Sheldon L. Miller (11)                         43,750               43,750            *             0            *
Kevin O'Connell (12)                           43,750               43,750            *             0            *
James A. and Dawn K. Petrocelli (13)           21,875               21,875            *             0            *
Richard Pitt (14)                              28,875               28,875            *             0            *
Louis Quagliata (15)                           21,875               21,875            *             0            *
Dorit and Joseph Ringelstein (16)              43,750               43,750            *             0            *
Stephen Rowe (17)                              17,500               17,500            *             0            *
Patrick Scherzer (18)                          17,500               17,500            *             0            *
Jane Snowden Trust (19)                        17,500               17,500            *             0            *
William Stanley (20)                           17,500               17,500            *             0            *
Sat-Net Communications, Inc.(21)            2,000,000            2,000,000          10.70           0            *
The Russell Harris Living Trust (22)           43,750               43,750            *             0            *
Rick Van Den Toorn (23)                        35,000               35,000            *             0            0
Hubert Wieser (24)                             43,750               43,750            *             0            *

Laidlaw Co. (UK) Ltd.(25)                      31,900               31,900            *             0            *
Philip H. Snowden(26)                         100,000              110,200            *        10,200            *
Clark Burns(27)                               100,000              108,500            *         8,500            *
-----------------------

*Less than 1%

(1) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(2) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(3) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(4) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(5) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(6) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(7) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(8) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(9) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(10) Includes stock underlying a warrant to purchase 9,375 shares of common stock at an exercise price of $2.40 per share.
(11) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(12) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(13) Includes stock underlying a warrant to purchase 9,375 shares of common stock at an exercise price of $2.40 per share.
(14) Includes stock underlying a warrant to purchase 12,375 shares of common stock at an exercise price of $2.40 per share.
(15) Includes stock underlying a warrant to purchase 9,375 shares of common stock at an exercise price of $2.40 per share.
(16) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(17) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(18) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(19) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(20) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(21) Allen Wheeler, Henry Burkhalter, and David Webb, who are the directors of Sat-Net Communications, Inc. may be deemed to have beneficial ownership of the shares owned by Sat-Net Communications, Inc. The foregoing shall not be construed in and of itself as an admission by such person as to beneficial ownership of any such shares.

(22) Includes stock underlying a warrant to purchase 7,500 shares of common stock at an exercise price of $2.40 per share.
(23) Includes stock underlying a warrant to purchase 15,000 shares of common stock at an exercise price of $2.40 per share.
(24) Includes stock underlying a warrant to purchase 18,750 shares of common stock at an exercise price of $2.40 per share.
(25) Includes stock underlying a warrant to purchase 31,900 shares of common stock at an exercise price of $2.40 per share. Robert Bonaventure, as president of Laidlaw Co. (UK) Ltd. (f/k/a Sands Brothers International Ltd.), may be deemed to have beneficial ownership of these shares. The foregoing shall not be construed in and of itself as an admission by such person as to beneficial ownership of any such shares.
(26) Includes stock underlying a warrant to purchase 108,500 shares of common stock at an exercise price of $0.50 per share. Philip H. Snowden, as trustee, may be deemed to beneficially own all 110,200 shares.
(27) Includes stock underlying a warrant to purchase 108,500 shares of common stock at an exercise price of $0.50 per share.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Bingham McCutchen LLP.

                                     EXPERTS

         The consolidated financial statements of SiriCOMM, Inc. as of and for the year ended September 30, 2004 and for the period from inception (April 2000) through September 30, 2004, appearing in this Prospectus and Registration Statement has been audited by BKD, LLP, independent accountants as set forth in its report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of SiriCOMM, Inc. as of and for the year ended September 30, 2003 and for the period from inception (April 2000) through September 30, 2003, appearing in this Prospectus and Registration Statement has been audited by Aidman, Piser & Company, P.A., independent accountants as set forth in its report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SiriCOMM, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

         We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or our website at http://www.siricomm.com. Information contained in our web site is not part of this prospectus.

         Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         We furnish our shareholders with annual reports containing audited financial statements.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Balance Sheet as of December 31, 2004                                  F-2

Statements of Operations for the quarter ended                         F-3
December 31, 2004

Statements of Stockholders' Deficit for the                            F-4
quarter ended December 31, 2004

Statements of Cash Flows for the quarter ended                         F-5
December 31, 2004

Notes to Financial Statements for the quarter                          F-7
ended December 31, 2004

                                         SIRICOMM, INC.
                              CONDENSED CONSOLIDATED BALANCE SHEET
                                        DECEMBER 31, 2004
                                           (Unaudited)


                                             ASSETS
Current Assets
Cash and cash equivalents                                                           $      662,079
Prepaid expenses and other                                                                  23,177
                                                                                    --------------
Total current assets                                                                       685,256
                                                                                    --------------

Property and Equipment, At Cost
Equipment                                                                                  118,792
Network equipment in progress of installation                                              846,000
                                                                                    --------------
                                                                                           964,792

Less accumulated depreciation                                                               68,152
                                                                                    --------------
                                                                                           896,640

Software, net of amortization                                                               21,784
                                                                                    --------------

Other prepaid consulting services                                                           87,210
                                                                                    --------------

Total assets                                                                        $    1,690,890
                                                                                    ==============



                             Liabilities and Stockholders' Equity

Current Liabilities
Note payable to bank                                                                $      309,604
Current maturities of  long-term debt                                                       25,000
Accounts payable                                                                            64,264
Accrued salaries                                                                           269,125
Other accrued expenses                                                                     157,858
Deferred Revenue                                                                             3,022
Dividends payable                                                                           21,342
                                                                                    --------------
Total current liabilities                                                                  850,215
                                                                                    --------------
Total liabilities                                                                          850,215
                                                                                    --------------

Stockholders' Equity

Preferred stock - Series A par value $.001; 500,000 shares authorized;
  213,417 shares issued and outstanding; dividend rate of $0.025 per share per quarter commencing March 2004; liquidation preference of $1 per outstanding
  share cash payment                                                                           213
Common stock - par value $.001; 50,000,000 shares authorized; 16,282,450
  shares issued and outstanding                                                             16,279
Additional paid-in capital                                                               8,748,169
Deferred compensation                                                                     (722,016)
Retained deficit                                                                        (7,201,970)
                                                                                    --------------
Total stockholders' equity                                                                 840,675
                                                                                    --------------
Total liabilities and stockholders' equity                                          $    1,690,890
                                                                                    ==============


See Notes to Condensed Consolidated Finanical Statements

                                                    F-2

                                         SIRICOMM, INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                             Three Months Ended
                                                                   ------------------------------------
                                                                    December 31,           December 31,
                                                                        2004                   2003
                                                                   -------------          -------------
                                                                    (Unaudited)            (Unaudited)
Revenues                                                           $       6,273          $           -
                                                                   -------------          -------------

Operating Expenses:
General and administrative                                               150,193                347,443
Salaries                                                                 235,337                129,180
Satellite access fees                                                     93,870                      -
Stock-based compensation                                                       -                 50,000
Research and development                                                  12,600                 14,700
Depreciation and amortization                                              7,288                  4,823
                                                                   -------------          -------------
Total operating expenses                                                 499,288                546,146
                                                                   -------------          -------------

Operating loss                                                          (493,015)              (546,146)
                                                                   -------------          -------------

Other Income (Expense)
Interest income                                                            1,861                      -
Interest expense                                                          (4,460)               (14,777)
Loan costs                                                                     -               (116,130)
                                                                   -------------          -------------
                                                                          (2,599)              (130,907)
                                                                   -------------          -------------
Net loss                                                           $    (495,614)         $    (677,053)
                                                                   =============          =============

Net loss per share, basic and diluted                              $       (0.03)         $       (0.05)
                                                                   =============          =============

Weighted average shares,
basic and diluted                                                     16,270,568             12,949,245
                                                                   =============          =============


See Notes to Condensed Consolidated Financial Statements

                                                    F-3

                                                         SIRICOMM, INC.
                              CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                           (UNAUDITED)



                                      Preferred Stock    Common Stock     Additional   Deferred
                                      --------------- ------------------   Paid-in      Compen-   Retained    Treasury
                                      Shares   Amount  Shares     Amount   Capital      sation     Deficit      Stock      Total
                                     -------   ------ ---------  -------  ----------  ---------  -----------  ---------  ----------
For the three months ended
 December 31, 2003:

Balance, September 30, 2003                -   $   - 12,966,593  $12,967  $3,847,485  $       -  $(3,906,608) $(458,838) $ (504,994)
Conversion of debt to equity, net    213,417     213    225,033      225     406,921          -            -          -     407,359
Stock issued for loan costs                -       -      9,842       10      13,671          -            -          -      13,681
Stock issued for services                  -       -     34,000       34      38,590          -            -          -      38,624
Stock warrants exercised                   -       -    176,000      176      87,824          -            -          -      88,000
Proceeds from stock issuance               -       -  1,440,000    1,440   1,362,809          -            -          -   1,364,249
Issuance of options to employees, net      -       -          -        -      50,000          -            -          -      50,000
Net loss                                   -       -          -        -           -          -     (677,053)         -    (677,053)
                                     -------   ----- ----------  -------  ----------  ---------  -----------  ---------  ----------
Balance, December 31, 2003           213,417   $ 213 14,851,468  $14,852  $5,807,300  $       -  $(4,583,661) $(458,838) $  779,866
                                     =======   ===== ==========  =======  ==========  =========  ===========  =========  ==========

For the three months ended
 December 31, 2004:

Balance, September 30, 2004          213,417   $ 213 16,255,650  $16,252  $8,629,596  $(722,016) $(6,701,021) $       -  $1,223,024

Stock options exercised                    -       -     26,800       27      26,773          -            -          -      26,800
Stock options issued for services          -       -          -        -      91,800          -            -          -      91,800
Accrued dividends                          -       -          -        -           -          -       (5,335)         -      (5,335)
Net loss                                   -       -          -        -           -          -     (495,614)         -    (495,614)
                                     -------   ----- ----------  -------  ----------  ---------  -----------  ---------  ----------
Balance, December 31, 2004           213,417   $ 213 16,282,450  $16,279  $8,748,169  $(722,016) $(7,201,970) $       -  $  840,675
                                     =======   ===== ==========  =======  ==========  =========  ===========  =========  ==========


See Notes to Condensed Consolidated Financial Statements

                                                                       F-4

                                                         SIRICOMM, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                         Three Months Ended
                                                                             ------------------------------------------
                                                                             December 31,                 December 31,
                                                                                 2004                         2003
                                                                             ------------                --------------
                                                                              (Unaudited)                  (Unaudited)
Operating Activities
Net loss                                                                   $     (495,614)               $     (677,053)
Items not requiring cash
Depreciation                                                                        7,288                         4,823
Loan costs                                                                              -                       116,130
Stock-based compensation                                                                -                        50,000
Other non-cash charges                                                                  -                         1,363
Changes in assets and liabilities:
Current assets                                                                     (2,024)                      268,828
Current liabilities                                                               128,401                       112,840
                                                                             ------------                --------------
Net cash flows used in operating activities                                      (361,949)                     (123,069)
                                                                             ------------                --------------
Investing Activities
Purchase of equipment                                                            (209,992)                            -
                                                                             ------------                --------------

Net cash flows used in investing activities                                      (209,992)                            -
                                                                             ------------                --------------


Financing Activities
Borrowings under line of credit, net                                              200,000                             -
Payment of notes payable                                                          (12,396)                       (3,700)
Proceeds from sale of common stock                                                 26,800                     1,528,000
                                                                             ------------                --------------

Net cash flows provided by financing activities                                   214,404                     1,524,300
                                                                             ------------                --------------

Increase (Decrease) in Cash                                                      (357,537)                    1,401,231
Cash and Cash Equivalents, beginning of period                                  1,019,616                        56,300
                                                                             ------------                --------------

Cash and Cash Equivalents, end of period                                     $    662,079                $    1,457,531
                                                                             ============                ==============


See Notes to Condensed Consolidated Finanical Statements

                                                              F-5

                                                         SIRICOMM, INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)


                                                                                         Three Months Ended
                                                                             ------------------------------------------
                                                                             December 31,                 December 31,
                                                                                 2004                         2003
                                                                             ------------                --------------
                                                                              (Unaudited)                  (Unaudited)
Supplemental Cash Flows Information

Interest paid                                                                $      4,208                $        5,815

Stock options issued in exchange for prepaid
  consulting services                                                        $     91,800                $            -

Accrued dividends for Series A preferred stock                               $      5,335                $            -

Issuance of 34,000 shares of common stock
 for services                                                                $          -                $       38,624

Conversion of debt to equity                                                 $          -                $      407,359

Issuance of 9,842 shares of common stock for
 loan costs                                                                  $          -                $       13,681

Stock offering costs funded through issuance
 of stock                                                                    $          -                $       31,091

See Notes to Condensed Consolidated Financial Statements

                                                           F-6

                          SIRICOMM, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                  (UNAUDITED)

1.       Nature of operations and summary of significant accounting policies:

         Nature of Operations:

         SiriCOMM, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary of the same name, which was incorporated in the State of Missouri on April 24, 2000, has developed broadband wireless application service technologies intended for use in the transportation industries. The Company opened its network in December for commercial operation and has commenced selling its InTouch(TM) Internet Service to individual subscribers.

         The Company was considered to be in the development stage during its most recent reporting period ending September 30, 2004. Since September 30, 2004, the Company has commenced revenue producing operations and continues to market its service technologies, including satellite communications, wireless networking, and productivity enhancing software.

         Use of Estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Interim Information:

         The accompanying unaudited condensed consolidated financial statements reflect all adjustments that are in the opinion of the company's management, necessary to fairly present the financial position, results of operations and cash flows of the Company. Those adjustments consist only of normal recurring adjustments.

         Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-KSB annual report for fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission.

                          SIRICOMM, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                  (UNAUDITED)


1. Nature of operations and summary of significant accounting policies (continued):

         The results of operations for the period are not necessarily indicative of the results to be expected for the full year.

         Stock-based Compensation:

         The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 whereby compensation is recognized to the extent the market price of the underlying stock at the grant date exceeds the exercise price of the option granted. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation. The Company uses the trinomial options-pricing model to determine the fair value of stock-based compensation and capital contributions. Previously, the Company had used the Black-Scholes model, but it has determined that the trinomial model is better suited to evaluate the variability of uncertain holding horizons.

         Had compensation cost for the Company's stock option plan been determined on the fair value at the grant dates for stock-based employee compensation arrangements consistent with the method required by SFAS 123, the Company's net loss and net loss per common share would have been the pro forma amounts indicated below.

                                                           Three Months Ended
                                                              December 31,
                                                           2004          2003
                                                       ----------    ----------
                                                       (Unaudited)   (Unaudited)

         Net loss, as reported                         $ (495,614)   $ (677,053)
         Add back intrinsic values of stock
           issued to employees                                 --        50,000
         Less: stock-based employee compensation
           under the fair value based method              (14,669)     (165,640)
                                                       ----------    ----------

         Pro forma net loss under fair value method    $ (510,283)   $ (792,693)
                                                       ==========    ==========

         Net loss per common share-basic and diluted:
           As reported                                 $     (.03)   $     (.05)
           Pro forma under fair value method           $     (.03)   $     (.06)

                          SIRICOMM, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                  (UNAUDITED)


1. Nature of operations and summary of significant accounting policies (continued):

         Research and development costs:

         The Company incurs costs, associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs.

         Net loss per share:

         Net loss per share represents the net loss available to common stockholders divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if convertible preferred stock was converted into common stock. Diluted net loss per share is considered to be the same as basic net loss per share since the effect of the issuance of common stock associated with the convertible stock is anti-dilutive.

         Reclassification

         Certain reclassifications have been made to the December 31, 2003 financial statements to conform to the December 31, 2004 financial statement presentation. These reclassifications had no effect on net losses.


2.       Line of Credit:

         During 2004, the Company entered into a line of credit with Southwest Missouri Bank for the purchase of network infrastructure equipment up to a maximum of $1,000,000. This note is 80% guaranteed by the US Department of Agriculture and is secured by the network equipment. This note is further personally guaranteed by the Company's majority shareholder. The note is a demand note, but if no demand is made then monthly payments of accrued interest at an initial rate of 5.5% on the guaranteed portion and 7.0% on the unguaranteed portion plus monthly principal payments of $2,358. The note is amortized over 59 months beginning September 25, 2004 with a final payment on August 25, 2009.

                          SIRICOMM, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                  (UNAUDITED)


3.       Stockholders' Equity:

         Pursuant to a contract between Pilot Travel Centers and the Company which stated, in consideration for Pilot's permitting the Company to install its broadband wireless network in Pilot's 255 travel centers, the Company issued, upon completion of the installation and testing in October 2004, 255,000 Common Stock Purchase Warrants exercisable for five years, expiring on May 27, 2009 at an exercise price of $4.50 per share. The transaction resulted in the Company recording $91,800 as a prepaid consulting service and additional paid-in capital. The prepaid asset is being amortized over the contract period which expires May 27, 2009.

         On October 18, 2004 and December 15, 2004, the Company's Chief Financial Officer and a Director, exercised 700 and 800 stock options, respectively, at $1.00 per share. The options were granted pursuant to the Company's 2002 Equity Incentive Plan.

         On November 1, 2004, an employee of the Company exercised 7,500 stock options at $1.00 per share. The options were granted pursuant to the Company's 2002 Equity Incentive Plan.


4.       Commitments and Contingencies:

         Litigation:

         On December 17, 2004, certain officers and directors of the Company were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dillman, Mendez and Iler are officers and directors of the Company, Mr. Thompson is a director of the Company and Mr. Noland is a former officer and director of the Company. The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into between the Company and Mr. Sanders. The complaint seeks damages in excess of $9,679,903. Although the Company was not named as a defendant, it will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.


5.       Subsequent Events:

         SiriCOMM, Inc. consummated the private placement of its units (the "Units") pursuant to a Confidential Investment Proposal dated October 11, 2004 and amended on December 20, 2004. Funds were disbursed from escrow to the

                          SIRICOMM, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                  (UNAUDITED)


5.       Subsequent Events (continued):

         Company as of January 3, 2005 and shares and warrant certificates were issued at that time. Each Unit consisted of 50,000 shares (the "Shares") of the Company's common stock and a Common Stock Warrant to purchase 37,500 shares of Common Stock. In the private placement, the Company sold an aggregate of 6.38 Units (319,000 Shares and Warrants to purchase 239,250 shares of Common Stock) for an aggregate purchase price of $638,000, or $100,000 per Unit.

         The Warrants entitle the holders to purchase shares of the Common Stock (the "Warrant Shares") for a period of five years from the date of issuance at an exercise price of $2.40 per share. The Warrants contain certain anti-dilution rights and are redeemable by the Company, on terms specified in the Warrants.


         In connection with the private placement, Laidlaw Co. (UK) Ltd. (f/k/a Sands Brothers International Limited) the placement agent in the private placement, received subsequent to this quarter's filing, a cash commission fee of nine (9%) of the gross proceeds to the Company of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of its counsel in the private placement and Warrants (the "Agent Warrants") to purchase ten percent (10%) of the Shares sold in the Private Placement (the "Agent Shares"). The Agent Warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the Warrants.


         Pursuant to the Offering Documents, the Company also agreed to file with the Securities and Exchange Commission a Registration Statement covering the Shares, the Warrant Shares and the Agent Shares. If such Registration Statement is not filed within the required time frame, or does not become effective within 120 days of the closing date, the Company has agreed to pay to the investors 1% of the gross proceeds of the Private Placement for each thirty (30) day period in which the Company fails to comply with such requirements.

         On January 5, 2005 the Company issued an aggregate of 85,000 shares of its Common Stock upon the exercise of a like number of warrants, exercisable at $2.00 per share. The warrants were originally issued in January 2004 pursuant to a private placement of the Company's units consisting of common stock and warrants.

         As an inducement to the investors exercising their warrants, the Company issued an aggregate of 63,750 new warrants to the investors. The new warrants entitle the holders to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date

                          SIRICOMM, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                  (UNAUDITED)


5.       Subsequent Events (continued):

         of issuance at an exercise price of $2.40 per share. The warrants contain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

         As a further inducement to the investors exercising their warrants, the Company also agreed to file with the Securities and Exchange Commission a Registration Statement covering the shares purchased by each investor as part of the units, the shares issued upon exercise of the warrants and the shares underlying the new warrants.

         On February 7, 2005 the Company entered into a Network Installation Agreement (the "Agreement") with Sat-Net Communications, Inc. ("Sat-Net"). The term of the Agreement is for sixty (60) months commencing on February 7, 2005. The Agreement will be automatically extended on a year-to-year basis upon expiration of the initial term unless terminated in writing by either party.

         During the term of the Agreement, Sat-Net will provide and install VSAT terminals at up to 400 truck-stop locations at a predetermined turnkey price.

         Pursuant to the Agreement, the Company is issuing to Sat-Net 2,000,000 shares of its Common Stock and 1,000,000 Common Stock Purchase Warrants (the "Warrants") exercisable for a period of three years at a price of $2.00 per share. The Warrants are subject to vesting at the rate of 2,500 warrants per truck-stop location installed; provided, however, that the vesting with respect to the first 250 locations will be deemed to occur when the wireless infrastructure is "network operational," as defined in the Agreement.

         In addition, the 2,000,000 shares of Common Stock have "piggy-back" registration rights.

                          INDEX TO FINANCIAL STATEMENTS


                                                                      Page

Report of Independent Registered Public Accounting Firm                F-14

Report of Independent Certified Public Accountants                     F-15

Balance Sheet as of September 30, 2004                                 F-16

Statements of Operations for the years ended                           F-17
September 30, 2004 and 2003

Statements of Stockholders' Equity for the                             F-18
years ended September 30, 2004 and 2003

Statements of Cash Flows for the years ended                           F-19
September 30, 2004 and 2003

Notes to Financial Statements for the years                            F-21
ended September 30, 2004 and 2003

BKD LLP  Southern Missouri Practice          Hammons Tower
         Springfield                         901 E. St. Louis Street, Suite 1000
         Joplin                              P.O. Box 1190
         Branson                             Springfield, MO 65601-1190
         Pittsburg, Kansas                   417 865-8701    Fax 417 865-0682
--------------------------------------------------------------------------------
                                             bkd.com


             Report of Independent Registered Public Accounting Firm




         Audit Committee, Board of Directors and Stockholders
         SiriCOMM, Inc.
         Joplin, Missouri


         We have audited the accompanying consolidated balance sheet of SiriCOMM, Inc. as of September 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 2004, and for the period from inception (April 24, 2000) through September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SiriCOMM, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the year ended September 30, 2004, and for the period from inception (April 24, 2000) through September 30, 2004, in conformity with accounting principles generally accepted in the United States of America, generally accepted in the United States of America.



Solutions                                         /s/ BKD, LLP
for
Success
         BKD, LLP
         Joplin, Missouri

         November 8, 2004, except for Note 12,
           as to which the date is January 5, 2005

                                                                     A member of
                                                                  Moores Rowland
                                                                   International

                                                    AIDMAN, PISER & COMPANY

                                                    Certified Public Accountants
                                                    & Business Advisors


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
SiriCOMM, Inc. and Subsidiary
Joplin, Missouri

We have audited the accompanying consolidated balance sheet of SiriCOMM, Inc. and Subsidiary (the "Company"), a development stage enterprise, as of September 30, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended September 30, 2003 and 2002 and for the period from inception (April 24, 2000) through September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 2003, and the results of its operations and its cash flows for the years ended September 30, 2003 and 2002 and for the period from inception (April 24, 2000) through September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company is in the development stage, and has not yet earned revenues from operations, has working capital and equity deficiencies of $389,758 and $504,994, respectively, at September 30, 2003 and is in default with respect to a substantial portion of its loan agreements. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plans related to these conditions are also discussed in
Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.


                        /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
January 11, 2004

                        401 East Jackson St., Suite 3400
                 Tampa, FL 33602 813-222-8555 Fax: 813-222-8560

                                         SiriCOMM, Inc.
                                (A Development Stage Enterprise)
                                   Consolidated Balance Sheet
                                       September 30, 2004



ASSETS
Current Assets
  Cash and cash equivalents                                                         $       1,019,616
  Prepaid expenses and other                                                                   16,563
                                                                                    ------------------
     Total current assets                                                                   1,036,179
                                                                                    ------------------

  Property and Equipment, At Cost
    Equipment                                                                                 111,818
    Network equipment in progress of installation                                             646,000
                                                                                    ------------------
                                                                                              757,818
     Less accumulated depreciation                                                             62,032
                                                                                    ------------------
                                                                                              695,786
                                                                                    ------------------
  Software, net of amortization                                                                19,934
                                                                                    ------------------

Total assets                                                                        $       1,751,899
                                                                                    ==================

 Liabilities and Stockholders' Equity

Current Liabilities
  Note payable to bank                                                              $         122,000
  Current maturities of  long-term debt                                                        25,000
  Accounts payable                                                                             50,816
  Accrued salaries                                                                            269,125
  Other accrued expenses                                                                       45,928
  Dividends payable                                                                            16,006
                                                                                    ------------------
     Total current liabilities                                                                528,875
                                                                                    ------------------

Total liabilities                                                                             528,875
                                                                                    ------------------

Stockholders' Equity
   Preferred stock - Series A par value $.001; 500,000 shares authorized;
     213,417 shares issued and outstanding; dividend rate of $0.025 per share per quarter commencing March 2004;
     liquidation preference of $1 per outstanding share cash payment                              213
   Common stock - par value $.001; 50,000,000 shares authorized;
     16,255,650 shares issued and outstanding                                                  16,252
   Additional paid-in capital                                                               8,629,596
   Deferred compensation                                                                     (722,016)
   Deficit accumulated during the development stage                                        (6,701,021)
                                                                                    ------------------
Total stockholders' equity                                                                  1,223,024
                                                                                    ------------------

Total liabilities and stockholders' equity                                          $       1,751,899
                                                                                    ==================



See Notes to Consolidated Finanical Statements

                                                          F-16

                                                 SiriCOMM, Inc.
                                        (A Development Stage Enterprise)
                                      Consolidated Statements of Operations


                                                         Years Ended September 30,    From Inception (April  From Inception (April
                                                       ------------------------------     24, 2000) to           24, 2000) to
                                                           2004            2003        September 30, 2004     September 30, 2003
                                                       -------------   --------------  ---------------------------------------
Revenues                                               $          -     $          -        $          -         $          -
Operating Expenses
 General and administrative                                 407,597          252,758           1,024,044              616,447
 Salaries and consulting fees                             2,079,477        1,249,990           4,320,907            2,241,430
 Stock-based compensaton                                     50,000                -              50,000                    -
 Write-off of note receivable                                     -                -              50,000               50,000
 Research and development                                    26,450           77,567             362,669              336,219
 Depreciation and amortization                               21,803           19,293              64,262               42,459
                                                       ------------     ------------        ------------         ------------
            Total operating expenses                      2,585,327        1,599,608           5,871,882            3,286,555
                                                       ------------     ------------        ------------         ------------

Operating Loss                                           (2,585,327)      (1,599,608)         (5,871,882)          (3,286,555)
                                                       ------------     ------------        ------------         ------------

Other Income (Expense)
  Interest income                                             4,215                -               4,215                    -
  Other income                                               37,223                -              37,223                    -
  Interest expense                                          (26,578)         (50,948)           (121,178)             (94,600)
  Loan costs                                               (207,940)        (475,453)           (733,393)            (525,453)
                                                       ------------     ------------        ------------         ------------

Net Loss                                               $ (2,778,407)    $ (2,126,009)       $ (6,685,015)        $ (3,906,608)
                                                       ============     ============        ============         ============

Net Loss Per Share, Basic and Diluted                  $      (0.19)    $      (0.21)       $      (1.20)        $      (1.34)
                                                       ============     ============        ============         ============

Weighted average shares,
  basic and diluted                                      14,684,210       10,014,621           5,578,687            2,921,094
                                                       ============     ============        ============         ============


See Notes to Consolidated Finanical Statements

                                                                 F-17

                                                                 SiriCOMM, Inc.
                                                        (A Development Stage Enterprise)
                                                 Consolidated Statements of Stockholders' Equity


                                    Preferred Stock     Common Stock    Additional
                                    --------------- -------------------   Paid-in    Deferred   Accumulated   Treasury
                                     Shares Amount    Shares     Amount   Capital  Compensation   Deficit      Stock        Total
                                     ------- -----  ----------  ------- ---------- ------------ -----------  ----------  ----------
April 24, 2000

 Issuance of founder shares at
   inception                               - $   -       3,333  $ 3,333  $        -  $       -  $         -  $        -  $    3,333
 Conversion of debt to equity              -     -       6,372    6,372     379,844          -            -           -     386,216
 Net loss for the period                   -     -           -        -           -          -     (398,391)          -    (398,391)
                                     ------- -----  ----------  -------  ----------  ---------  -----------  ----------  ----------

Balance, September 30, 2000                -     -       9,705    9,705     379,844          -     (398,391)          -      (8,842)

 Issuance of common stock                  -     -         295      295     288,709          -            -           -     289,004
 Net loss                                  -     -           -        -           -          -     (470,597)          -    (470,597)
                                     ------- -----  ----------  -------  ----------  ---------  -----------  ----------  ----------

Balance, September 30, 2001                -     -      10,000   10,000     668,553          -     (868,988)          -    (190,435)

 Treasury stock purchased                                                                                      (253,524)   (253,524)
 Issuance of 1,472 treasury shares                                         (184,641)                            220,311      35,670
 Net loss                                  -     -           -        -           -          -     (911,611)          -    (911,611)
                                     ------- -----  ----------  -------  ----------  ---------  -----------  ----------  ----------

Balance, September 30, 2002                -     -      10,000   10,000     483,912          -   (1,780,599)    (33,213) (1,319,900)

 Reverse merger and reorganization                   9,712,867     (277)   (247,892)                             33,213    (214,956)
 Conversion of debt to equity                        2,029,000    2,029   1,104,971                                       1,107,000
 Stock issued for loan costs                           137,782      138     272,574                                         272,712
 Stock issued for services                           1,001,944    1,002   1,144,157                                       1,145,159
 Stock warrants issued for services                                         185,000                                         185,000
 Stockholder contributions                                                  829,838                            (458,838)    371,000
 Proceeds from stock issuance                           75,000       75      74,925                                          75,000
 Net loss                                                                                        (2,126,009)             (2,126,009)
                                     ------- -----  ----------  -------  ----------  ---------  -----------  ----------  ----------

Balance, September 30, 2003                -     -  12,966,593   12,967   3,847,485          -   (3,906,608)   (458,838)   (504,994)

 Conversion of debt to preferred
   shares                            213,417   213                          213,204                                         213,417
 Conversion of debt to equity                          429,571      429     443,552                                         443,981
 Stock issued for loan costs                             9,593       10      13,670                                          13,680
 Stock issued for services                             570,000      570   1,306,610   (722,016)                             585,164
 Stock warrants exercised                              176,000      176      87,824                                          88,000
 Stock options issued for services                                          137,000                                         137,000
 Stock options exercised                                46,000       42      45,458                                          45,500
 Proceeds from stock issuance
    completed March 10, 2004; net of
    consideration of $95,000                         1,925,000    1,925   1,828,075                                       1,830,000
 Proceeds from stock issuance
    completed May 4, 2004                              328,143      328   1,115,361                                       1,115,689
 Issuance of options to employees, net                                       50,000                                          50,000
 Accrued dividends                                                                                  (16,006)                (16,006)
 Treasury stock retired                               (195,250)    (195)   (458,643)                            458,838           -
 Net loss                                                                                        (2,778,407)             (2,778,407)
                                     ------- -----  ----------  -------  ----------  ---------  -----------  ----------  ----------
Balance, September 30, 2004          213,417 $ 213  16,255,650  $16,252  $8,629,596  $(722,016) $(6,701,021) $        -  $1,223,024
                                     ======= =====  ==========  =======  ==========  =========  ===========  ==========  ==========


See Notes to Consolidated Finanical Statements

                                                                         F-18

                                                  SiriCOMM, Inc.
                                         (A Development Stage Enterprise)
                                      Consolidated Statements of Cash Flows


                                                      Years Ended September 30,        From Inception (April  From Inception (April
                                                   -----------------------------------     24, 2000) to           24, 2000) to
                                                        2004                2003        September 30, 2004     September 30, 2003
                                                    ------------         ------------  ---------------------  ---------------------
Operating Activities
  Net loss                                          $ (2,778,407)        $ (2,126,009)     $ (6,685,015)        $ (3,906,608)
     Items not requiring (providing) cash
          Depreciation and software amortization          21,803               19,293            64,262               42,459
          Amortizaton of loan costs                      181,940              475,453           707,393              525,453
          Stock-based compensation for services          822,245              612,421         1,443,666              621,421
          Stock-based compensation to employees           50,000                    -            50,000                    -
          Settlement expense funded from debt
            assumption                                         -              100,672           128,672              128,672
          Accrued interest forgiven                      (37,205)                   -           (37,205)                   -
          Write-off of note receivable                         -                    -            50,000               50,000
          Other non-cash charges                               -               14,954            14,954               14,954
          Changes in
             Other current assets                        538,045               15,000           538,045                    -
             Accounts payable                             (3,865)              88,745            50,816              101,181
             Accrued and other liabilities                15,364              158,606           362,643              300,779
                                                    ------------         ------------      ------------         ------------
Net cash used in operating activities                 (1,190,080)            (640,865)       (3,311,769)          (2,121,689)
                                                    ------------         ------------      ------------         ------------

Investing Activities
  Cash acquired in business combination                        -                1,479             1,479                1,479
  Purchase of property and equipment                    (682,760)                   -          (782,719)             (99,959)
  Proceeds from sale of property and equipment                 -                    -             1,406                1,406
                                                    ------------         ------------      ------------         ------------

Net cash provided by (used in) investing activities     (682,760)               1,479          (779,834)             (97,074)
                                                    ------------         ------------      ------------         ------------

Financing Activities
  Net borrowings under line of credit                    122,000                    -           122,000                    -
  Issuance of note receivable                                  -                    -           (50,000)             (50,000)
  Advances from (repayments to) officers, net                  -                    -           386,216              386,216
  Proceeds from sale of common stock                   2,945,689               75,000         3,313,026              367,337
  Proceeds from exercise of stock options                133,500                    -           133,500                    -
  Proceeds from long-term debt                                 -              680,000         1,731,035            1,731,035
  Payment of loan costs                                        -                    -           (50,000)             (50,000)
  Payment of notes payable and long-term debt           (365,033)            (103,618)         (474,558)            (109,525)
                                                    ------------         ------------      ------------         ------------

Net cash provided by financing activities              2,836,156              651,382         5,111,219            2,275,063
                                                    ------------         ------------      ------------         ------------
Increase in Cash                                         963,316               11,996         1,019,616               56,300

Cash and Cash Equivalents, Beginning of Year              56,300               44,304                 -                    -
                                                    ------------         ------------      ------------         ------------
Cash and Cash Equivalents, End of Year              $  1,019,616         $     56,300      $  1,019,616         $     56,300
                                                    ============         ============      ============         ============



See Notes to Consolidated Finanical Statements

                                                                    F-19

Supplemental Cash Flows Information
Interest paid                                       $     26,578         $     51,241      $     43,053         $     16,475
                                                    ============         ============      ============         ============

Issuance of 74,610 shares of common stock
  for services                                      $     85,122         $          -      $     85,122         $          -
                                                    ============         ============      ============         ============

Conversion of debt or payables to equity            $    595,529         $  1,107,000      $  2,088,745         $  1,493,216
                                                    ============         ============      ============         ============

Issuance of 9,842 shares of common stock
  for loan costs                                    $     13,680         $          -      $     13,680         $          -
                                                    ============         ============      ============         ============

Acquisition of treasury stock for note payable      $          -         $          -      $    253,524         $    253,524
                                                    ============         ============      ============         ============

Issuance of treasury stock for prepaid services     $          -         $          -      $     35,670         $     35,670
                                                    ============         ============      ============         ============

Debt assumed pursuant to reverse acquisition        $          -         $    100,000      $    100,000         $    100,000
                                                    ============         ============      ============         ============

Stock offering costs funded through issuance
  of stock                                          $          -         $     26,670      $     26,670         $     26,670
                                                    ============         ============      ============         ============

Stockholder contribution of stock options on
  behalf of the Company                             $          -         $    371,000      $    371,000         $    371,000
                                                    ============         ============      ============         ============

Deferred compensation                               $    721,667         $          -      $    721,667         $          -
                                                    ============         ============      ============         ============

Accrued dividends for 213,417 shares of
  series A preferred stock                          $     16,006         $          -      $     16,006         $          -
                                                    ============         ============      ============         ============

Retirement of 195,250 shares of common
  stock to the treasury                             $    459,187         $          -      $    459,187         $          -
                                                    ============         ============      ============         ============

Stockholder contribution of 195,250 shares of
  common stock to the treasury                      $          -         $    829,838      $    829,838         $    829,838
                                                    ============         ============      ============         ============


See Notes to Consolidated Finanical Statements

                                                                   F-20

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


Note 1:  Nature of Operations and Summary of Significant Accounting Policies


    Nature of Operations

         SiriCOMM, Inc.- Missouri, incorporated in the State of Missouri on April 24, 2000, has developed broadband wireless application service technologies intended for use in the transportation industries.

         As part of the transaction treated as a reverse merger on November 21, 2002, SiriCOMM, Inc. (f/k/a Fountain Pharmaceuticals, Inc.), a Delaware corporation (the "Company" or "SiriCOMM") completed the acquisition of all the issued and outstanding shares of SiriCOMM, Inc. - Missouri ("SiriCOMM Missouri"). An aggregate 9,622,562 shares of common stock were issued to SiriCOMM Missouri shareholders. Furthermore, the Company issued 1,922,000 shares to retire $1,000,000 of convertible notes issued by SiriCOMM Missouri.

         The Company's development activities include integrating multiple technologies including satellite communications, the Internet, wireless networking, and productivity enhancing software into commercially viable products and services. The Company has commenced its initial product offering of Internet Services Subscriptions, but has not generated any meaningful revenue as of the filing of these financial statements.


    Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, SiriCOMM Missouri. All significant intercompany accounts and transactions have been eliminated in consolidation.


    Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    Cash and Cash Equivalents

         The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2004, cash equivalents consisted primarily of money market accounts with banking institutions. Approximately $900,000 was held in one institution in excess of guaranteed amounts.

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


    Property and Equipment

         Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed using straight-line methods.


    Income Taxes

         Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized. The Company files consolidated income tax returns with its subsidiary.

     Research and Development

         The Company incurs costs associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs.

   Advertising

         The Company had advertising expenses of $6,799 and $0 in 2004 and 2003, respectively, and are included in general and administrative expenses in the financial statements.


    Net Loss Per Share

         Net loss per share represents the net loss available to common stockholders after giving effect to preferred share dividends divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution which could occur if convertible preferred stock was converted into common stock. Diluted net loss per share is considered to be the same as basic net loss per share since the effect of the issuance of common stock associated with the convertible stock is anti-dilutive.


    Stock Option Plan

         At September 30,2004, the Company has a stock-based employee compensation plan, which is described more fully in Note 8. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Stock-based employee compensation cost is reflected in net income whereby certain options granted under the plan had an exercise price less than the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003

                                                                                    Year Ended September 30
                                                                                   2004                2003
                                                                            ----------------------------------------
           Net income, (loss) as reported                                     $  (2,778,407)     $  (2,126,009)
           Add back intrinsic values of options issued to employees                  50,000                 --
           Less:  Total stock-based employee compensation cost
             determined under the fair value based method, net of
             income taxes                                                          (280,469)                --
                                                                              -------------      -------------

           Pro forma net income                                               $  (3,008,876)     $  (2,126,009)
                                                                              =============      =============
           Earnings (loss) per share:
               Basic and diluted - as reported                                $        0.19      $        0.21
                                                                              =============      =============
               Basic and diluted - pro forma                                  $        0.21      $        0.21
                                                                              =============      =============

    Recent Accounting Pronouncements

         In December 2003, the FASB issued Interpretation No. 46 (revised), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," ("FIN 46R"). FIN 46R addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the variable interest entity ("VIE"). Fin 46R replaces FIN46 that was issued in January 2003. All public companies were required to fully implement FIN 46R no later than the end of the first reporting period ending after March 15, 2004. The adoption of FIN 46R had no impact on SiriCOMM's financial condition or results of operations.

         On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition. The Company will be required to adopt Statement 123(R) at the beginning of its quarter ending March 31, 2006. The Company has not determined what financial statement impact Statement 123(R) will have on the Company.

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


    Reclassifications

         Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 financial statement presentation. These reclassifications had no effect on net earnings.



Note 2: Liquidity Matters

         The Company is in development and has not generated any revenue through September 30, 2004. It has financed its activities thus far primarily from the placement of private equity and from short-term loans.

         The Company recently completed the first 255 of the 400 sites which were part of its initial network plan. In December 2004, the Company commenced selling its In TouchTM Internet Service Provider design, although to date no meaningful revenues have been realized.

         Management has established several alliance partners to market its products and services, and is in negotiations with certain significant potential customers for its services. There can be no assurances offered that these relationships and negotiations will result in realization of significant revenues. If revenues are not realized as planned, additional financing through equity issuances and draws on the Company's line of credit may be required for working capital needs and to complete the long-term financial objectives of the Company.


Note 3: Line of Credit

         During 2004, the Company entered into a line of credit with Southwest Missouri Bank for the purchase of network infrastructure equipment up to a maximum of $1,000,000. This note is 80% guaranteed by the U.S. Department of Agriculture and is secured by the network equipment. This note is further personally guaranteed by the Company's majority shareholder. The note is a demand note, but if no demand is made then monthly payments of accrued interest at an initial rate of 5.5% on the guaranteed portion and 7.0% on the unguaranteed portion plus monthly principal payments of $2,358. The note is amortized over 59 months beginning September 25, 2004 with a final payment on August 25, 2009.


Note 4: Long-term Debt


         Unsecured note payable to an individual due March 3, 2004
         accruing interest at 4%. The note is classified as current in
         the financial statements.                                      $ 25,000
                                                                        ========

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


Note 5: Stockholders' Equity


    Preferred Stock

         The Company authorized 500,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), par value of $.001 per share, during fiscal 2004. The shares may be converted to fully-paid and non-assessable shares of Common Stock at the option of the holder at $2.00 per share. The Series A Preferred Stock are redeemable at the option of the holder three years subsequent to the date of issuance at a redemption price equal to 110% of the stated value, plus an amount per share equal to all accrued and unpaid dividends. No dividends were declared during the year ending September 30, 2004, but dividends were accrued in accordance with the cumulative dividends rate of $.10 per share per annum.

         In December 2003, the Company issued an aggregate of 213,417 shares of its Series A Preferred Stock to pursuant to the conversion of an aggregate of $200,000 of debt due by the Company.


    Common Stock

         On March 10, 2004, the Company closed the sale of 2,000,000 units ("Units") at $1.00 per Unit to investors. Each Unit consists of one share of the Company's common stock and one three-year warrant exercisable at $2.00 per share. Among the investors in this offering was Mr. Terry W. Thompson, a director of the Company who purchased 100,000 Units. The net proceeds resulting from the sale were $1,830,000.

         On May 4, 2004, the Company closed the sale of 328,143 units ("Units") at $3.40 per Unit to investors. Each Unit consists of one share of the Company's common stock and one quarter (1/4) of a three-year warrant exercisable at $4.75 per share. The net proceeds resulting from the sale were $1,115,689.

         The Company issued an aggregate of 388,961 shares to individuals to convert $388,961 of debt to equity. Among the investors converting their debt was Mr. Terry W. Thompson, a director of the Company who converted $50,600 of debt into 50,600 Units. Additionally, the Company issued an aggregate of 40,610 shares to partners of the Company's securities counsel, Sommer & Schneider LLP. The shares were issued in lieu of $44,000 of outstanding legal fees due the firm.

         The Company issued 570,000 shares pursuant to three consulting arrangements entered into during 2004. The Company also issued 176,000 shares pursuant to exercise of warrants which had an exercise price of $.50 per unit during fiscal 2004.

    Deferred Compensation

         During 2004, the Company entered into a consulting agreement for the issuance of 436,000 shares whereby 87,200 shares can be realized annually upon meeting certain performance measurements over a 5-year period. As of September 30, 2004, 348,800 shares were issued but

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


         potentially forfeitable if performance measures are not met by the consultant. The Company has recorded a deferred compensation of $722,016 against equity as of September 30, 2004 to account for the potentially forfeitable shares.


    Non-Employee Warrants and Options

         The Company issued warrants and options during the year for various purposes, including completion of consulting arrangements and private placements with regard to common stock. The Company issued 3,545,270 warrants or options during 2004 of which 218,500 were exercised at a weighted-average exercise price of $.60. At September 30, 2004, the Company had 3,326,770 warrants or options outstanding with exercise prices ranging from $.50 to $4.75. The weighted-average exercise price of the outstanding warrants was $1.89 at September 30, 2004.


Note 6: Operating Lease

         The Company currently occupies 1,200 square feet within an office building and operates on month-to-month lease term. Rent expense for the building and other non-reoccurring items was $29,700 and $25,500 for 2004 and 2003, respectively.


         Income Taxes

         The provision for income taxes includes these components:

                                                                                   2004                2003
                                                                            ----------------------------------------
           Taxes currently payable                                            $             --   $             --
           Deferred income taxes                                                            --                 --
                                                                              ----------------   ----------------
                  Income tax expense (benefit)                                $              0   $              0
                                                                              ================   ================


         A reconciliation of income tax expense at the statutory rate to the
         Company's actual income tax expense is shown below:
                                                                                   2004                2003
                                                                            ----------------------------------------
           Computed at the statutory rate (34%)                               $      (944,658)   $       (720,000)
           Increase (decrease) resulting from
               Nondeductible expenses                                                   2,081             405,000
               State income taxes                                                     (68,396)            (75,000)
               Changes in the deferred tax asset valuation allowance                1,010,973             390,000
                                                                              ----------------   ----------------
                  Actual tax expense (benefit)                                $             0    $              0
                                                                              ===============    ================

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


         The tax effects of temporary differences related to deferred taxes shown on the balance sheet were:

             Deferred tax assets
               Stock-based compensation and loan costs                        $        732,221
               Accrued shareholder salaries                                             87,500
               Start-up costs                                                           37,833
               Net operating loss carryforwards                                        808,919
               Other                                                                    17,500
                                                                              ----------------

                  Net deferred tax asset before valuation allowance                  1,683,973
                                                                              ----------------

             Valuation allowance
               Beginning balance                                                       673,000
               Increase during the period                                            1,010,973
                                                                              ----------------

               Ending balance                                                        1,683,973
                                                                              ----------------

                  Net deferred tax asset                                      $              0
                                                                              ================

         The Company also has unused operating loss carryforwards of approximately $2,310,000 which expire through 2024.



Note 8: Employee Stock Plans


    Stock Option Plan

         The Company has adopted a stock option plan under which the Company may grant options that vest immediately to its employees for up to 3,000,000 shares of common stock. Pursuant to the stock option plan, the Company may issue to eligible persons, stock options, stock appreciation rights, restricted stock performance awards and bonus stock until May 15, 2012. The exercise price of each qualified incentive option is equal to the fair value of the Company's stock on the date of grant. The Company may issue non-qualified options at any price the Board of Directors deems fair. An option's maximum term is 10
         (ten) years.

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


         A summary of the status of the plan at September 30, 2004 and changes during the year then ended is presented below:

                                                      2004                                 2003
                                                          Weighted-Average                       Weighted-Average
                                            Shares         Exercise Price         Shares          Exercise Price
                                     -------------------------------------------------------------------------------
           Outstanding,
              beginning of year                      --           $      --                  --          $      --
               Granted                          310,000           $    1.88                  --          $      --
               Exercised                          3,500           $    1.00                  --          $      --
                                              ---------                               ---------

           Outstanding, end of
             year                               306,500           $    1.89                   0          $      --
                                              =========                               =========

           Options exercisable,
             end of year                        250,500           $    1.40                   0          $      --
                                              =========                               =========


         The fair value of options granted is estimated on the date of the grant using the minimum value method with the following weighted-average assumptions:
                                                                                   2004                2003
                                                                            ----------------------------------------
           Dividend per share                                                   $      0              $   0
           Risk-free interest rate                                                 2-5%                  --
           Expected life of options                                              1-6 years               --

           Weighted-average fair value of options granted during the
              year                                                              $   1.40              $  --


         The following table summarizes information about stock options under the plan outstanding at September 30, 2004.

                                                 Options Outstanding                    Options Exercisable
                                         Weighted-Average
   Range of Exercise       Number      Remaining Contractual   Weighted-Average      Number      Weighted-Average
        Prices          Outstanding            Life             Exercise Price    Exercisable     Exercise Price
--------------------------------------------------------------------------------------------------------------------
     $1.00 - 1.49         216,500             9 years                $1.05          216,500           $1.05
     $3.40 - 3.40          25,000             5 years                $3.40           20,000           $3.40
     $4.05 - 4.50          65,000             8 years                $4.12           14,000           $4.05

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


Note 9: Related Party Transactions

         The Company repaid the majority shareholder $9,787 in principal and interest during 2004 for a note payable issued previously.

         Mr. Iler, the Chief Financial Officer, was retained as a consultant to advise on strategic capital formation prior to his election as a Director and Chief Financial Officer. Mr. Iler was paid $37,500 in consulting fees and reimbursement of office expenses of $12,500 in 2004 and $46,000 in 2003, for his services.


Note 10: Disclosures About Fair Value of Financial Instruments

         The following methods were used to estimate the fair value of financial instruments.

         The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.


    Notes Payable and Long-term Debt

         Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

         The following table presents estimated fair values of the Company's financial instruments at September 30, 2004.

                                             Carrying Amount       Fair Value
                                            ------------------------------------
           Financial assets
               Cash and cash equivalents     $    1,019,616     $    1,019,616

           Financial liabilities
               Notes payable                 $      122,000     $      122,000
               Long-term debt                $       25,000     $       25,000

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



Note 11: Commitments

         The Company has three executive employee agreements with certain officers and directors. As a part of these agreements the Company is obligated to pay these individuals aggregate compensation of $425,000 annually through February 2005. At September 30, 2004, the Company had paid $646,000 for the installation of the initial network and was committed to paying approximately $226,000 for completion of the installation.


Note 12: Subsequent Events

         On December 17, 2004, certain officers and directors of the Company were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dilman, Mendez and Iler are officers and directors of the Company, Mr. Thompson is a director of the Company and Mr. Noland is a former officer and director of the Company. The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into between the Company and Mr. Sanders. The complaint seeks damages in excess of $9,679,903. The Company will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.

         Effective as of December 31, 2004, the Company consummated a private placement of its Units pursuant to a Confidential Investment Proposal dated October 11, 2004 and amended on December 20, 2004. Each Unit consisted of 50,000 shares of the common stock and a Common Stock Warrant to purchase 37,500 shares of common stock. As part of the private placement, the Company sold an aggregate of 6.38 Units (319,000 shares and warrants to purchase 239,250 shares of common stock) for an aggregate purchase price of $638,000, or $100,000 per Unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, on terms specified in the warrants.


         In connection with the private placement, Laidlaw Co. (UK) Ltd. (f/k/a Sands Brothers International Limited) the placement agent in the private placement, received a cash commission fee of 9% of the gross proceeds to the Company of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of its counsel in the private placement and warrants to purchase 10% of the shares sold in the private placement. The warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the common stock warrants.

                                 SiriCOMM, Inc.
                        (A Development Stage Enterprise)
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



         On January 5, 2005, the Company issued an aggregate of 85,000 shares of its common stock upon the exercise of a like number of warrants, exercisable at $2.00 per share. The warrants were originally issued in January 2004 pursuant to a private placement of the Company's Units consisting of common stock and warrants.

         As an inducement to the investors exercising their warrants, the Company issued an aggregate of 63,750 new warrants to the investors. The new warrants entitle the holders to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

                          INDEX TO FINANCIAL STATEMENTS


                                                                      Page

Report of Independent Auditors                                         F-33

Balance Sheet as of September 30, 2003                                 F-34

Statements of Operations for the years ended                           F-35
September 30, 2003 and 2002

Statements of Stockholders' Deficit for the                            F-36
years ended September 30, 2003 and 2002

Statements of Cash Flows for the years ended                           F-37
September 30, 2003 and 2002

Notes to Financial Statements for the years                            F-39
ended September 30, 2003 and 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
SiriCOMM, Inc. and Subsidiary
Joplin, Missouri

We have audited the accompanying consolidated balance sheet of SiriCOMM, Inc. and Subsidiary (the "Company"), a development stage enterprise, as of September 30, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended September 30, 2003 and 2002 and for the period from inception (April 24, 2000) through September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 2003, and the results of its operations and its cash flows for the years ended September 30, 2003 and 2002 and for the period from inception (April 24, 2000) through September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company is in the development stage, and has not yet earned revenues from operations, has working capital and equity deficiencies of $389,758 and $504,994, respectively, at September 30, 2003 and is in default with respect to a substantial portion of its loan agreements. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plans related to these conditions are also discussed in
Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.


                                               /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
January 11, 2004

                                                  SIRICOMM, INC. AND SUBSIDIARY
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   CONSOLIDATED BALANCE SHEET
                                                       SEPTEMBER 30, 2003



                                                             ASSETS
Current assets:
    Cash                                                                                              $       56,300
    Prepaid expenses and other current assets                                                                639,316
    Deferred loan costs, net                                                                                 181,940
                                                                                                      --------------
       Total current assets                                                                                  877,556

Furniture and equipment, net of accumulated depreciation of $41,701                                           54,764
                                                                                                      --------------
                                                                                                      $      932,320
                                                                                                      ==============

                                              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Notes payable, bank                                                                               $       96,640
    Current maturities of long-term debt:
       Officers and directors                                                                                 59,757
       Other                                                                                                 633,637
    Accounts payable:
       Stockholder                                                                                            25,000
       Other                                                                                                  76,181
    Accrued expenses and other current liabilities                                                           376,099
                                                                                                      --------------
       Total current liabilities                                                                           1,267,314

Long-term debt, less current maturities                                                                      150,000
Other liabilities                                                                                             20,000
                                                                                                      --------------
     Total liabilities                                                                                     1,437,314
                                                                                                      --------------
Commitments and contingencies (Note 8)

Stockholders' deficit:
   Common stock, par value $.001, 50,000,000 shares authorized;
     12,891,593 shares issued; 12,696,343 shares outstanding                                                  12,967
   Additional paid-in capital                                                                              3,847,485
   Deficit accumulated during the development stage                                                       (3,906,608)
   Treasury stock, 195,250 shares at cost                                                                   (458,838)
                                                                                                      --------------
     Total stockholders' deficit                                                                            (504,994)
                                                                                                      --------------
                                                                                                      $      932,320
                                                                                                      ==============

                                 See notes to consolidated financial statements.

                                                        F-34

                                          SIRICOMM, INC. AND SUBSIDIARY
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                From Inception
                                                         Years ended September 30,             (April 24, 2000)
                                                 ----------------------------------------      to September 30,
                                                       2003                    2002                  2003
                                                 -----------------      -----------------      ----------------
Revenues                                         $              0       $              0       $             0
                                                 ----------------       ----------------       ---------------

Operating expenses:
  General and administrative                              252,758                128,780               616,442
  Salaries and consulting fees                          1,249,990                544,377             2,241,430
  Research and development                                 77,567                134,660               336,219
  Write-off of note receivable                                  -                      -                50,000
  Depreciation                                             19,293                 14,751                42,459
                                                 ----------------       ----------------       ---------------
     Total operating expenses                           1,599,608                822,568             3,286,550
                                                 ----------------       ----------------       ---------------

Operating loss                                         (1,599,608)              (822,568)           (3,286,555)

Interest expense                                          (50,948)               (39,043)              (94,600)
Loan costs                                               (475,453)               (50,000)             (525,453)
                                                 ----------------       ----------------       ---------------

Net loss                                         $     (2,126,009)      $       (911,611)      $    (3,906,608)
                                                 ================       ================       ===============

Net loss per share, basic and diluted            $          (0.21)      $          (0.09)      $         (1.33)
                                                 ================       ================       ===============

Weighted average shares, basic and diluted             10,014,621             10,712,867             2,921,094
                                                 ================       ================       ===============



                                 See notes to consolidated financial statements.

                                                        F-35

                                          SIRICOMM, INC. AND SUBSIDIARY
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                      STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                             Deficit
                                                                           Accumulated
                                       Common Stock         Additional     during the                       Total
                                  ----------------------     Paid-in       Development     Treasury     Stockholders'
                                    Shares       Amount      Capital          Stage          Stock          Deficit
                                  ----------   ---------   ------------    ------------    ----------     ------------
Issuance of founder shares at
  inception                            3,333   $   3,333   $          -    $          -    $        -     $      3,333
  Conversion of debt to equity         6,372       6,372        379,844                                        386,216
  Net loss for the period                  -           -              -        (398,391)            -         (398,391)
                                  ----------   ---------   ------------    ------------    ----------     ------------

Balances, September 30, 2000           9,705       9,705        379,844        (398,391)            -           (8,842)
  Issuance of common stock               295         295        288,709               -             -          289,004
  Net loss for the year                    -           -              -        (470,597)            -         (470,597)
                                  ----------   ---------   ------------    ------------    ----------     ------------

Balances, September 30, 2001          10,000      10,000        668,553        (868,988)            -         (190,435)
  Treasury stock acquisition
    (1,694 shares)                         -           -              -               -      (253,524)        (253,524)
  Issuance of 1,472 treasury shares
    of common stock                        -           -       (184,641)              -       220,311           35,670
  Net loss for the year                    -           -              -        (911,611)            -         (911,611)
                                  ----------   ---------   ------------    ------------    ----------     ------------

Balances, September 30, 2002          10,000      10,000        483,912      (1,780,599)      (33,213)      (1,319,900)

Reverse merger and reorganization  9,712,867        (277)      (247,892)              -        33,213         (214,956)

Conversion of debt to equity       2,029,000       2,029      1,104,971               -             -        1,107,000

Stock issued for services          1,001,944       1,002      1,144,157               -             -        1,145,159

Stock issued for loan costs          137,782         138        272,574               -             -          272,712

Stock warrants issued for services         -           -        185,000               -             -          185,000
                                           -           -
Stockholder contributions                  -           -        829,838               -      (458,838)         371,000
                                           -           -
Proceeds from stock issuance               -          75         74,925               -             -           75,000

Net loss for the period                    -           -              -      (2,126,009)            -       (2,126,009)
                                  ----------   ---------   ------------    ------------    ----------     ------------
                                  12,891,593   $  12,967   $  3,847,485    $ (3,906,608)   $ (458,838)    $   (504,994)
                                  ==========   =========   ============    ============    ==========     ============

                                     See notes to consolidated financial statements.

                                                             F-36

                                   SIRICOMM, INC. AND SUBSIDIARY
                                 (A DEVELOPMENT STAGE ENTERPRISE)
                              CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       From Inception
                                                        Years ended September 30,   (April 24, 2000) to
                                                   ---------------------------------    September 30,
                                                        2003                2002             2003
                                                   -------------       -------------    -------------
Cash flows from operating activities:
  Net loss                                         $  (2,126,009)      $    (911,611)   $  (3,906,608)
    Adjustments to reconcile net loss to
      net cash flows from operating activities:
        Depreciation                                      19,293              14,751           42,459
        Amortization of loan costs (stock-based)         475,453              50,000          525,453
        Stock-based compensation                         612,421               9,000          621,421
        Settlement expense funded from debt
          assumption                                     100,672                   -          128,672
        Write-off of note receivable                           -                   -           50,000
        Other non-cash charges                            14,954                               14,954
        Changes in assets and liabilities:
          Current assets                                  15,000             (15,000)               -
          Current liabilities                            247,351              86,940          401,960
                                                   -------------       -------------    -------------
Net cash flows from operating activities                (640,865)           (765,920)      (2,121,689)
                                                   -------------       -------------    -------------

Cash flows from investing activities:
  Cash acquired in business combination                    1,479                                1,479
  Acquisition of furniture and equipment                       -             (59,656)         (99,959)
  Proceeds from sale of furniture and
    equipment                                                  -               1,406            1,406
                                                   -------------       -------------    -------------
Net cash flows from investing activities                   1,479             (58,250)         (97,074)
                                                   -------------       -------------    -------------

Cash flows from financing activities:
  Issuance of note receivable                                  -                   -          (50,000)
  Borrowings under line of credit, net                         -                   -           97,043
  Proceeds from long-term debt                           680,000           1,050,000        1,731,035
  Payments of long-term debt                            (103,618)           (102,950)        (206,568)
  Payment of loan costs                                        -             (50,000)         (50,000)
  Advances from (repayments to) officers, net                  -             (29,471)         386,216
  Proceeds from sale of common stock
    subscriptions                                         75,000                              367,337
                                                   -------------       -------------    -------------
Net cash flows from financing activities                 651,382             867,579        2,275,063
                                                   -------------       -------------    -------------

Change in cash                                            11,996              43,409           56,300
Cash, beginning of period                                 44,304                 895                -
                                                   -------------       -------------    -------------
Cash, end of period                                $      56,300       $      44,304    $      56,300
                                                   =============       =============    =============


                                                 (Continued)
                                                    F-37

                                          SIRICOMM, INC. AND SUBSIDIARY
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)



                                                                                             From inception
                                                               Years ended September 30,   (April 24, 2000) to
                                                            -----------------------------      September 30,
                                                               2003               2002             2003
                                                            -----------       -----------      -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                                      $    51,241       $    13,008      $    16,475
                                                            ===========       ===========      ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

Conversion of debt to 6,372 shares of common
  stock                                                     $         -       $         -      $   386,216
                                                            ===========       ===========      ===========

Acquisition of 1,694 shares of treasury stock
  for a note payable                                        $         -       $   253,524      $   253,524
                                                            ===========       ===========      ===========


Debt assumed pursuant to reverse acquisition                $   100,000       $         -      $   100,000
                                                            ===========       ===========      ===========

Conversion of debt to 1,922,000 shares of common
   stock                                                    $ 1,107,000       $         -      $ 1,107,000
                                                            ===========       ===========      ===========

Stockholder contribution of stock options on behalf
   of the Company                                           $   371,000       $         -      $   371,000
                                                            ===========       ===========      ===========

Issuance of 1,189 shares of treasury stock for
  for prepaid services                                      $         -       $    35,670      $    35,670
                                                            ===========       ===========      ===========

Stockholder contribution of 195,250 shares of
   common stock to the Treasury                             $   829,838       $         -      $   829,838
                                                            ===========       ===========      ===========

                                 See notes to consolidated financial statements.

                                                    F-38

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


1.       Nature of operations and summary of significant accounting policies:

         Nature of operations:

         SiriCOMM, Inc. - a Missouri corporation (the "Company"), incorporated in the State of Missouri on April 24, 2000, is engaged in the development of broadband wireless application service technologies intended for use in the marine and transportation industries. The Company's development activities include integrating multiple technologies including satellite communications, the Internet, wireless networking, and productivity enhancing software into commercially viable products and services. The Company expects to complete development activities and commence revenue generating activities in early 2004.

         Acquisition:

         On November 21, 2002, SiriCOMM, Inc. (f/k/a Fountain Pharmaceuticals, Inc.), a Delaware corporation (the "Company" or "SiriCOMM") completed the acquisition of all the issued and outstanding shares of SiriCOMM, Inc. - a Missouri corporation ("SiriCOMM Missouri"). An aggregate 9,662,562 post-reverse split shares were issued to SiriCOMM Missouri shareholders. Furthermore, the Company agreed to issue the equivalent of 15.5% of the post-merger shares (1,922,000 post reverse split shares) to retire $1,000,000 of convertible notes issued by SiriCOMM Missouri. As a result and following completion of the acquisition, the sole director of the Company resigned and four of SiriCOMM Missouri's principal shareholders were elected in his place. In connection with this transaction the Company changed its name to "SiriCOMM, Inc."

         Since SiriCOMM Missouri is considered the acquirer for accounting and financial reporting purposes, the transaction has a been accounted for in accordance with reverse acquisition accounting principles as though it were a recapitalization of SiriCOMM Missouri and a sale of shares by SiriCOMM Missouri in exchange for the net assets of the Company. The financial statements include the historical results of operations and cash flows of SiriCOMM Missouri from inception and operations of SiriCOMM Delaware from November 21, 2002 through September 30, 2003. All intercompany accounts and balances have been eliminated in consolidation.

         Reporting periods:

         In connection with the acquisition discussed above, the financial information has been presented on a September 30 fiscal year end.

         Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


1. Nature of operations and summary of significant accounting policies (continued):

         Financial instruments:

         The carrying value of the Company's financial instruments, including cash, accounts payable, and notes payable, approximate their fair market values.

         Deferred loan costs:

         The Company incurs costs to obtain financing. These costs primarily represent the fair market values of 1) common stock issued to lenders pursuant to the Company's loan agreements and 2) stock options granted by the President on the shares he holds of the Company's common stock. (Notes 4 and 5) Loan costs are amortized over the terms of the notes payable.

         Furniture and equipment:

         Furniture and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of 5 years.

         Stock-based compensation:

         The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 whereby compensation is recognized to the extent the market price of the underlying stock at the grant date exceeds the exercise price of the option granted. (There have been no options issued to employees since inception.) Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation.

         Research and development costs:

         The Company incurs costs, principally paid to outside consultants, associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs. Costs incurred subsequent to establishing technological feasibility, including coding and testing, will be capitalized.

         Recent accounting pronouncements:

         During April 2002, the FASB issued SFAS No. 145, Rescission of SFAS No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections (SFAS
         145). SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses From Extinguishments of Debt (SFAS No. 4), which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result of the rescission of SFAS No. 4, the classification of gain and losses arising from debt extinguishments requires consideration of the criteria for extraordinary accounting treatment provided in APB No. 30, Reporting the Results of Operations. In the absence of SFAS No. 4, debt extinguishments that are not unusual in nature and infrequent in occurrence would be treated as a component of net income or loss from continuing operations. SFAS No. 145 is effective for financial statements issued for fiscal years beginning after May 15, 2002. The adoption of this standard currently has no financial reporting implications.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


1.       Nature of business and summary of significant accounting policies
         (continued):

         Recent accounting pronouncements (continued):

         During November 2002, the FASB issued Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (Interpretation 45). Under Interpretation 45 guarantees, contracts and indemnification agreements are required to be initially recorded at fair value. Current practice provides for the recognition of a liability under such agreements only when a loss is probable and reasonably estimable, as those terms are defined under SFAS No. 5, Accounting for Contingencies. In addition, Interpretation 45 requires significant new disclosures for all guarantees even if the likelihood of the guarantor having to make payments under the guarantee is remote. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. The initial recognition and measurement provisions of Interpretation 45 are applicable on a prospective basis to guarantees, contracts or indemnification agreements issued or modified after December 31, 2002. The Company currently has no guarantees, contracts or indemnification agreements that would require accounting recognition under the new standard.

         In January 2003, the FASB issued Interpretation No. 46, Consolidation of Valuable Interest Entities. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation, as deferred, is effective for interim and annual periods beginning after December 15, 2003. The Company currently has no ownership in variable interest entities and, therefore, adoption of this standard currently has no financial reporting implications.

         In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on the Company's financial position or results of operations as the Company does not anticipate engaging in hedging activities in the near future.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company currently has no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


1.       Nature of business and summary of significant accounting policies
         (continued):

         Income taxes:

         Effective November 21, 2002, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. This method also requires the recognition of future tax benefits such as net operating loss carry-forwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary.

         Prior to November 21, 2002, the operations of SiriCOMM Missouri were included in the personal income tax returns of the stockholders under Subchapter S of the Internal Revenue Code. The acquisition described in
         Note 1 resulted in the revocation of the Company's S corporation election.

         Net loss per share:

         Net loss per share represents the net loss available to common stockholders divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if convertible debt was converted into common stock. Diluted net loss per share is considered to be the same as basic net loss per share since the effect of the issuance of common stock associated with the convertible debt is anti-dilutive. Earnings per share for 2002 has been restated to reflect the reverse aquisition/reverse stock split.


2.       Management's plan of operation:

         Since its inception, SiriCOMM has financed its activities primarily from short-term loans, a portion of which are in default (Note 4). To date, SiriCOMM has not introduced its products and services commercially, and has limited assets, significant liabilities and limited business operations. Managements' plan of operations for fiscal 2004 is for the Company to raise additional capital ($6-$10 million) and build a network to service up to 250,000 simultaneous users. The construction of the initial network is estimated to cost $4-$6 million and is expected to be financed by a private sale of securities. The Company is in discussions with two technology companies to provide "in kind" products and services in exchange for equity in the Company. Additionally, the Company has been the recipient of a $1,000,000 Federally Guaranteed Economic Development loan by the U.S. Department of Agriculture predicated upon the Company's demonstration of raising $1,000,000 of equity. The Company has raised approximately $1,500,000 through January 9, 2004 and such funds have been deposited into escrow pending closing of the loan, which is anticipated to occur in late January. Further, loans aggregating $400,000 have been converted to equity subsequent to September 30, 2003. The Company believes the loan will close as anticipated and all escrowed funds will be released. There can be no assurances that the Company, upon receipt of such funding, will be able to achieve its short-term financial objectives. Additionally as the long-term financial objectives require funding in excess of the $2.5 million contemplated above, the Company will need to seek additional financing beyond that currently secured. There are no assurances that the Company will be able to raise the additional financing necessary to construct the aforementioned network and continue as a going concern. The financial statements do not include any adjustments to the carrying amount of assets and the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


3.       Note payable, bank:

         Note payable, bank consists of a demand loan payable with interest at 7% in monthly installments of $2,409 per month, maturing July 20, 2004. The loan is secured by all assets of the Company and guaranteed by the principal stockholder.

4.       Notes payable and long-term debt:

         Notes payable and long-term debt consists of the following at September 30, 2003:

         Note payable, former officer, bearing interest at 2.5%, unsecured, principal and interest due in monthly installments of $10,000 through
         May 2004, currently in default (a)                                                                    133,367

         Note payable, bearing interest at 4%, unsecured, principal and interest
         due November 2004                                                                                     150,000

         Notes payable, bearing interest at 4%, unsecured, interest and principal due the earlier of the date which the Company shall receive sufficient invested or borrowed sums to pay all amounts due or the
         dates ranging from October 31, 2003 through April 30, 2004. (b)                                       350,000

         Notes payable, bearing interest at 10%, unsecured, principal and
         interest due August 18, 2003.                                                                         150,000

         Notes payable officers and directors, bearing interest at 4%, unsecured, interest and principal due interest and principal due the earlier of the date which the Company shall receive sufficient invested or borrowed sums to pay all amounts due or the dates ranging from
         October 31, 2003 through April 30, 2004. (b)                                                           59,757
                                                                                                         -------------
                                                                                                               843,394

         Less current maturities                                                                              (693,394)
                                                                                                         -------------
                                                                                                         $     150,000
                                                                                                         =============

                                                              F-43

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


4.       Notes payable and long-term debt (continued):

         Future maturities of notes payable and long-term debt are as follows:

         Year ending September 30,
                  2004                                $   693,394
                  2005                                    150,000
                                                      -----------
                                                      $   843,394
                                                      ===========

         (a) As of September 30, 2003, the Company was in default of this note payable. The former officer filed suit for breach of contract in July 2003. (See Note 8.)

         (b) In connection with certain of these loans the Company also issued an aggregate of 137,782 shares of stock as incentive to granting such loans. Furthermore, the principal stockholder, on behalf of the Company, granted 375,000 options to purchase stock to the lenders (accounted for as a capital contribution by such stockholder).

             Note: Subsequent to September 30, 2003 an aggregate of $400,000 in loans has been converted to equity.

5.       Stockholders' deficit:

         Reverse merger and reorganization::

         In November 2002, in connection with the merger discussed in Note 1, the Company combined the outstanding shares of common stock to a single class of common stock and affected a one-for-sixty reverse split of the outstanding shares. In connection therewith, the par value of the stock was decreased to $0.001. Additionally, the authorized number of shares of common stock was increased to 50,000,000 shares and preferred stock authorized increased to 5,000,000 shares.

         On November 21, 2002, the Company issued 9,662,562 post-reverse split common shares in exchange for all of the outstanding common stock of SiriCOMM Missouri.

         Conversion of debt to equity:

         In January 2003, the Company issued 1,922,000 shares of its common stock in satisfaction of $1,000,000 of convertible notes issued by SiriCOMM Missouri.

         On April 9, 2003, the Company issued an aggregate of 107,000 shares of its common stock to an unaffiliated third party in connection with the conversion of $107,000 of a subordinated convertible debenture and accrued interest. The shares were issued under the exemption from registration provided in Section 4(2) of the Securities Act of 1933.

         At September 30, 2003 a stockholder has agreed to convert $20,000 in accounts payable to equity. This conversion occurred in October 2003 and such amounts are included in other liabilities in the accompanying balance sheet.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


5.       Stockholders' deficit (continued):

         Stock issued for services:

         In November 2002, the Company issued 716,000 shares of its common stock registered with the SEC on Form S-8, at the fair market value of the stock for services based on a consulting agreement. In February 2003, it was determined by mutual consent of the parties to the consulting agreement that the agreement would be cancelled and all shares issued were returned to the Company. The registration statement with regard to these shares was withdrawn on March 12, 2003.

         On April 14, 2003, the Company issued an aggregate of 330,000 shares of common stock to the partners of Sommer & Schneider LLP (Joel C. Schneider (15,000) and Herbert H. Sommer (15,000)) in consideration of legal services performed on behalf of the Company and Robert Smith (300,000) for services rendered from April 2003 through June 2003 to the Company. These shares were issued under the Company's 2002 Incentive Stock Option Plan and are fully paid, non-assessable, validly issued and registered with the SEC pursuant to a Registration Statement on Form S-8 filed with the SEC on April 14, 2003.

         In June 2003, the Company entered into an agreement for equity research services. The term of the agreement expires July 2004. In consideration for such services, the Company issued 55,944 shares of stock (valued at $80,000). These expenses are being recognized as the services are performed over the term of the agreement.

         In July 2003, the Company entered into a consulting agreement for strategic planning and marketing services. The term of the agreement is six months. In exchange for such services the Company issued 200,000 shares of stock, which were valued at $151,600 based on the average trading price for the 5 days preceding the agreement. These expenses are being recognized over the term of the agreement.

         In July 2003, the Company entered into a consulting agreement with a related party. The term of the agreement is twelve months. In consideration for such consulting services, the Company issued 416,000 shares of common stock, which were valued at $461,760, based on average trading price for the 5 days preceding the agreement. These expenses are being recognized over the term of the agreement. Consulting expense to this related party recognized in 2003 aggregated $76,960.

         Stock issued for loan costs:

         From January through September 2003, the Company issued an aggregate of 137,782 shares of common stock (valued based on the average trading price of the stock for the previous 90 days or $272,712) for loan costs incurred. The Company has also accrued approximately $13,000 for loan costs related to shares due to be issued. The related expense of approximately $203,000 is included as loan costs and the remaining balance of approximately $83,000 is included in deferred loans costs in the accompanying financial statements.

         Common stock warrants:

         In May 2003, the Company entered into a consulting agreement whereby they issued 370,000 common stock warrants with an exercise price of $1.00 and a fair market value of $458,838.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


5.       Stockholders' deficit (continued):

         Stockholder contributions:

         In April 2003, the Company reacquired 195,250 shares of common stock as a contribution from a stockholder. These shares are recorded as a stockholder contribution and treasury stock at the fair market value of the Company's common on the date the shares were received by the Company. See Notes 4 and 7 for discussion of stockholder grant of options.

         Black-scholes assumptions:

         The Company used the Black-Scholes options-pricing model to determine the fair value of the warrants as well as to determine the values of options granted to certain lenders by the principal stockholder for consulting expenses and fair value of the capital contributions, respectively. The following assumptions were used for grants in 2003:
         No dividend yield, expected volatility of 122.18%; risk-free interest rates of 2% and expected lives of 2 years.

         2002 Incentive stock option plan:

         The Company has adopted and the shareholders have approved an incentive stock option plan (the "Plan") covering 3,000,000 post-reverse split shares of the Company's common stock, pursuant to which eligible participants of the Company and its subsidiaries and affiliates are eligible to receive stock options, stock appreciation rights, restricted stock performance stock awards and bonus stock until May 15, 2012.

         The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's) under section 422 of the (Internal Revenue code of 1986) and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option. In the case of 10% stockholders, no ISO shall be exercisable after the expiration of five years from the date the ISO is granted.

         Non-transferable stock appreciations rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company as determined by the Stock Option Committee, not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

         Restricted shares of the common stock may be awarded by the Stock Option Committee subject to such conditions and restrictions as they may determine. The Stock Option Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without any payment in cash or property. No restricted stock award may provide for restrictions beyond ten (10) years from the date of grant.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


5.       Stockholders' deficit (continued):

         2002 Incentive stock option plan (continued):

         Performance shares of common stock may be awarded without any payment for such shares by the Stock Option Committee if specified performance goals established by the Committee are satisfied. The Committee shall establish the maximum number of shares of stock to be issued to a designated employee if the performance goals are attained. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a performance stock awarded to any employee.

         The committee may also award shares of common stock as bonus stock to senior officers, consultants and employees designated by the Committee, without any payment for such shares and without any specified performance goals.

         The Plan provides (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested; and (iii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

6.       Income taxes:

         Deferred tax assets consist of the following at September 30, 2003:

         Net operating loss carryover                $         390,000
         Valuation allowance                                  (390,000)
                                                     -----------------
                                                     $               -
                                                     =================

         Income tax (expense) benefit consists of the following at September 30, 2003:

         Current:
           Federal                                   $               -
                                                     -----------------
         Deferred:
           Deferred                                                  -
           Benefit of net operating loss carryover
             of $1,040,000 that expires 2028                   390,000
           Change in valuation allowance                      (390,000)
                                                     -----------------
                                                                     -
                                                     -----------------
                                                     $               -
                                                     =================

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


6.       Income taxes (continued):

         Unaudited pro forma income taxes for 2002 consists of the following:

                                               Years Ended         From Inception (April 24, 2000) to
                                              September 30,                  September 30,
                                          ----------------------   ----------------------------------
                                             2002        2001             2002           2001
                                          ---------   ---------       ------------    ------------
         Current income taxes             $       -   $       -       $          -    $          -
         Deferred income taxes:
           Benefit of net operating loss
             carryforward and start-up
             costs                          341,800     147,300            668,000         326,200
           Other                              2,300       1,200              5,000           2,700
           Change in valuation allowance   (344,100)   (148,500)          (673,000)       (328,900)
                                          ---------   ---------       ------------    ------------
                                          $       -   $       -       $          -    $          -
                                          =========   =========       ============    ============

         Unaudited pro forma deferred tax assets consist of the following at September 30, 2002:

         Net operating loss carryforward and start-up costs      $     668,000
         Book depreciation in excess of tax                              5,000
         Less: valuation allowance                                    (673,000)
                                                                 -------------
                                                                 $           -
                                                                 =============

         The expected income tax benefit at the statutory tax rate differed from income taxes in the accompanying statements of operations as follows:

                                                                          Percentage
                                                                        of loss before
                                                                         income taxes
                                                                         September 30,
                                                                             2003
                                                                        --------------
         Statutory tax rate                                                  (35.0%)
         State tax                                                            (3.5%)
         Effect of stock-based compensation & loan costs (permanent)          19.5%
         Change in deferred tax asset valuation allowance                    (18.0%)
                                                                         ---------
         Effective tax rate in accompanying statement of operations              0%
                                                                         =========

7.       Related party transactions:

         Stockholder contributions:

         An officer and a major stockholder issued stock options on the Company's common stock owned by him on behalf of the Company. The fair value on the date of issuance of these stock options of approximately $350,000 (calculated using the Black-Scholes formula - see Note 5) was

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


7.       Related party transactions (continued):

         recorded as a capital contribution to the Company. Loan costs of approximately $200,000 and deferred loan costs of approximately $150,000 have been included in accompanying financial statements.

         Legal:

         As discussed in Note 5, legal counsel was issued stock in satisfaction of certain outstanding payables. Total legal expense paid to this stockholder aggregated approximately $50,000 in 2003.

8.       Commitments and contingencies:

         Litigation:

         On July 26, 2003, the Company was named a defendant in a lawsuit entitled Greg Sanders v. SiriComm, Inc. The action was brought in the Circuit Court of Newton County, Neosho, Missouri. The action is for breach of settlement contract and seeks damages in the principal amount of $150,000 plus alleged acceleration interest. The Company acknowledges the debt (which is recorded, along with accrued interest thereon; See Note 4) although disputes the principal amount claimed and accelerated interest. Management is attempting to negotiate a settlement of this matter.

         Employment agreements:

         The Company has four executive employee agreements with certain officers/directors. As part of these agreements the Company is obligated to pay these individuals aggregate compensation of $525,000 annually through February 2005.

9.       Subsequent Events:

         The Company has previously authorized the issuance of a class of Preferred Stock. By substitution of equity for debt, the Company will improve the company's current ratio and its shareholders' equity. Pursuant to the debt conversion, the Company agreed to issue a Preferred Stock class to preserve the lender's continuing accrued interest and create a class superior to the common stock. In December 2003, therefore, the Company designated 500,000 shares of Series A Cumulative Convertible Preferred Stock. This stock has a par value of $.001 and an annual dividend rate of $.10 per share, payable in quarterly payments of $.025 per share. The preferred stock has a liquidating preference of $1.00 per share and is convertible to Common Stock at $2.00 per share.

10.      Details to Balance Sheet:

         Prepaid expenses and other current assets:

         Prepaid expenses and other current assets consists of prepaid stock-based consulting fees. Those expenses are associated with consulting agreements discussed in Note 5 (Stock issued for services) and are being written off over the terms of the agreements which range from six to twelve months and will be fully expensed by June 30, 2004.

                          SIRICOMM, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2003


10.      Details to Balance Sheet (continued):

         Accrued expenses and other liabilities consist of the following:

         Accrued payroll                      $ 259,257
         Accrued interest                        62,344
         Accrued consulting                      40,000
         Accrued loan costs                      13,680
         Other                                      818
                                              ---------
                                              $ 376,099
                                              =========

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED. NO SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS SIRICOMM SINCE THE DATE OF THIS PROSPECTUS.

                                 SiriCOMM, Inc.



                        2,938,900 SHARES OF COMMON STOCK



                    ________________________________________

                                   PROSPECTUS
                    ________________________________________


                                                 , 2005

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         The Delaware General Corporation Law and our Bylaws provide for indemnification of the Registrant's officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Registrant's directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Registrant's directors is limited as provided in the Registrant's Certificate of Incorporation.

         The Registrant maintains directors and officers liability insurance with an aggregate coverage limit of $1,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:


         SEC Registration Fee.......................................$   726.10
         Printing and Engraving Expenses............................$ 2,500
         Legal Fees and Expenses....................................$10,000
         Accountants' Fees and Expenses.............................$ 5,375
         Miscellaneous Costs........................................$   500
         Total......................................................$19,101.10


         All of these expenses, except for the SEC registration and filing fees, represent estimates only. We will pay all of the expenses of this offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On November 21, 2002, the Registrant completed the acquisition of all of the issued and outstanding shares of SiriCOMM, Inc. (Missouri). An aggregate of 9,712,867 shares were issued to SiriCOMM's 18 shareholders, including 5,762,303 issued to Henry P. Hoffman, the Registrant's President, CEO and Chairman, 1,098,331 issued to David N. Mendez, the Registrant's Executive V.P. - Sales and Marketing and a Director and 1,023,535 issued to Kory S. Dillman, the Registrant's Executive V.P. - Internet Business Development and a Director. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On January 7, 2003, the Registrant issued 29,525 shares of its common stock to David and Rebecca Seidl and issued 19,683 shares of its common stock to John Cesta and Patti Ann's Dreams, Inc. in connection with loans made to the Registrant in the aggregate amount of $125,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On January 7, 2003, the Registrant issued 868,000 shares of its common stock to Jeff Wasson and 1,054,000 shares of its common stock to Quest Capital Alliance, L.L.C., pursuant to the conversion of convertible debt in the aggregate of $1,000,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On February 12, 2003, the Registrant issued 9,842 shares of its common stock to Carlye Wannenmacher in connection with a loan made to the Registrant in the amount of $25,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On April 14, 2003, the Registrant issued 107,000 shares of its common stock to Finter Bank Zurich pursuant to the conversion of convertible debt in the principal amount of $100,000 plus $7,000 of accrued interest. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On July 23, 2003, the Registrant issued an aggregate of 39,366 shares of its common stock to four individuals including 9,842 shares to Terry W. Thompson, who later became a Director of the Registrant in August 2003, in connection with loans made to the Registrant in the aggregate amount of $100,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On August 18, 2003, the Registrant issued 55,944 shares of its common stock to The Research Works, Inc. pursuant to a letter agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On December 5, 2003, the Registrant issued 34,000 shares of its common stock to MCC Securities, Inc. pursuant to an agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On December 10, 2003, the Registrant issued an aggregate of 213,417 shares of its Series A Preferred Stock to Quest Capital Alliance L.L.C. (161,165) and William and Joy Fotsch (52,252) pursuant to the conversion of an aggregate of $200,000 of principal plus $13,417 of interest due by the Registrant. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         In November 2003, Robert J. Smith converted $154,443 of debt due to him by the Registrant into a like number of the Units comprised of shares and 3 year warrants exercisable at $2.00 per share.

         On March 10, 2004 the Registrant closed the sale of 2,000,000 units ("Units") at $1.00 per unit to twenty-seven accredited investors. Each unit consists of one share of the Registrant's common stock and one three-year warrant exercisable at $2.00 per share. Among the investors in this offering was Mr. Terry W. Thompson, a director of the Registrant who purchased 100,000 Units. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

         In February 2004, the Registrant issued an aggregate of 200,000 warrants to Clark Burns (100,000) and Philip Snowden (100,000). The warrants are exercisable for three (3) years at an exercise price of $.50 per share. The warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

         On March 10, 2004 the Registrant issued 331,951 Units to five investors upon the conversion of an aggregate of $331,951 of debt due by the Registrant to these investors. Among the investors converting their debt was Mr. Terry W. Thompson, direct of the Registrant who converted $50,600 of debt into 50,600 Units. These Units were issued under the exemption from registration provided in
Section 4(2) of the Act.

         On March 18, 2004 the Registrant issued 27,656 units comprised of 27,656 shares and 27,656 three year warrants exercisable at $2.00 per share to Marvin and Donna McDaniel upon the conversion of $27,656 of debt due by the Registrant to the McDaniels. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

         On April 7, 2004, the Registrant issued 436,000 shares of its common stock to Gunner Investments, Inc. pursuant to a consulting agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

         On April 7, 2004 the Registrant issued to the principals of Layne Morgan Technology Group an aggregate of 100,000 shares of its common stock and 150,000 three-year common stock purchase warrants exercisable at $1.50 per share pursuant to a consulting agreement. The shares and warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

         On May 4, 2004 the Registrant closed the sale of 328,143 units at $3.40 per unit to fourteen accredited investors. Each unit consists of one share of the Registrant's common stock and one quarter (1/4) of a three-year warrant exercisable at $4.75 per share. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

         On September 23, 2004, the Registrant issued 26,375 units comprised of 26,375 shares and 26,375 three year warrants exercisable at $2.00 per share to William and Susann Perkin upon the conversion of $26,375 of debt due by the Registrant to the Perkins. The units were issued under the exemption from registration provided in Section 4(2) of the Act

         As of December 31, 2004, the Registrant consummated the private placement of its units pursuant to a Confidential Investment Proposal dated October 11, 2004 and amended on December 20, 2004. Each unit consisted of 50,000 shares of the common stock and a common stock warrant to purchase 37,500 shares of common stock . In the private placement, the Registrant sold an aggregate of
6.38 Units (319,000 shares of common stock and warrants to purchase 239,250 shares of common stock) for an aggregate purchase price of $638,000, or $100,000 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain certain anti-dilution rights and are redeemable by the Registrant, on terms specified in the warrants.


         In connection with the December 2004 private placement, Laidlaw Co.
(UK) Ltd. (f/k/a Sands Brothers International Limited) the placement agent, received a cash commission fee of nine (9%) of the gross proceeds to the Registrant of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of its counsel in the Private Placement and warrants to purchase 31,900 shares of common stock, or ten percent (10%) of the shares of common stock sold in the private placement. These warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the warrants issued in the private placement.


         In connection with the December 2004 private placement, the Registrant also agreed to file with the SEC a registration statement covering the shares of common stock issued in the private placement and the shares of common stock issued underlying the warrants issued in the private placement, including the warrant issued to the placement agent. If such registration statement is not filed within the required time frame, or does not become effective within 120 days of the closing date, the Registrant has agreed to pay to the investors 1% of the gross proceeds of the private placement for each thirty (30) day period in which the Registrant fails to comply with such requirements.

         On January 5, 2005 the Registrant issued an aggregate of 85,000 shares of its common stock upon the exercise of a like number of warrants, exercisable at $2.00 per share. The warrants were originally issued in January 2004 pursuant to a private placement of the Registrant's units consisting of common stock and warrants. As an inducement to the investors exercising their warrants, the Registrant issued warrants for an aggregate of 63,750 new warrants to the investors. The new warrants entitle the holders to purchase shares of the Registrant's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain anti-dilution rights and are redeemable by the Registrant, in whole or in part, on terms specified in the warrants.

         As a further inducement to the investors exercising their warrants, the Registrant also agreed to file with the SEC a registration statement covering the shares purchased by each investor as part of the units, the shares issued upon exercise of the warrants and the shares underlying the new warrants. The cash proceeds of the above sales of securities of the Registrant were used for general corporate purposes in developing the Registrant's planned services.


         On February 7, 2005, the Registrant entered into a network installation agreement with Sat-Net Communications, Inc., pursuant to which Sat-Net agreed to provide the Registrant certain services in exchange for 2,000,000 shares of common stock, warrants to purchase 1,000,000 shares of common stock at an exercise price of $2.00 per share, and cash consideration. The Registrant has agreed to register the 2,000,000 shares held by Sat-Net pursuant to the terms of the network installation agreement.

         On April 11, 2005, the Registrant consummated a private placement of 1,066,667 units to Sunflower Capital, LLC at an aggregate purchase price of $1,600,000, or $1.50 per unit. The units consisted of 1,066,667 shares of common stock and warrants to purchase 1,066,667 shares of common stock. The warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $2.50 per share. In a separate transaction also consummated on April 11, 2005, the Registrant sold warrants to purchase 413,605 shares of common stock to Sunflower Capital, LLC at a purchase price of $53,333, or approximately $0.13 per warrant. These warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $3.00 per share. These securities were issued under the exemption from registration provided in Section 4(2) of the Act.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

  Exhibit No.    Description

         3.1 Certificate of Incorporation of the Registrant, filed March 23, 1989 (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed on January 4, 1990, Registration Number 33-32824 (the "Form S-1"))
         3.2 Certificate of Amendment of Certificate of Incorporation, filed April 10, 1989 (Incorporated by reference to Exhibit 3.2 of the Form S-1)
         3.3 Restated Certificate of Incorporation of the Registrant, filed November 13, 1989 (Incorporated by reference to Exhibit 3.3 of the Form S-1)
         3.4 By-Laws of the Registrant (Incorporated by reference to Exhibit 3.4 of the Form S-1)
         3.5 Certificate of Designation, Preference and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 3.5 of the Company's Current Report on Form 8-K filed on July 31, 1997 (July 1997 Form 8-K))
         3.6 Amended and Restated Certificate of Incorporation of Fountain Pharmaceuticals, Inc. dated November 21, 2002, as filed in the office of the Secretary of State, State of Delaware on November 21, 2002. (Incorporated by reference to Exhibit 99.1 to the November 21, 2002 Form 8-K)
         4.1 Copy of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Form S-1)
         4.2 Copy of Specimen Stock Certificate of Series A Preferred Stock (Incorporated by reference to Exhibit 4.3 to the July 1997 Form 8-K)
         4.3 Form of Warrant issued to the principals of Layne Morgan (Incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004.)
         4.4 Form of Warrant issued to investors on May 4, 2004 (Incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004.)
         5.1      Opinion of Bingham McCutchen LLP *
         10.1 Capital Stock Purchase Agreement between Fountain Holdings LLC, Joseph S. Schuchert, Jr. and Park Street Acquisition Corporation dated December 31, 2001. (Incorporated by reference to Exhibit 1.1 to the Registrant's Form 8-K Report dated December 31, 2001)
         10.2 Capital Stock Purchase Agreement between Fountain Pharmaceuticals, Inc. and Park Street Acquisition Corp. dated December 31, 2001. (Incorporated by reference to Exhibit 1.2 to the Registrant's Form 8-K Report dated December 31, 2001)
         10.3 Securities Exchange Agreement dated as of April 5, 2002 between the Company and the holders of the common stock of SiriCOMM, Inc. (Missouri) (Incorporated by reference to
                  Exhibit 2.1 to the November 21, 2002 Form 8-K)
         10.4 Amendment to Securities Exchange Agreement dated as of June 5, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri) (Incorporated by reference to Exhibit 2.2 to the November 21, 2002 Form 8-K)
         10.5 Amendment No. 2 to Securities Exchange Agreement dated as of November 21, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri) (Incorporated by reference to
                  Exhibit 2.3 to the November 21, 2002 Form 8-K)
         10.6 Consulting Agreement dated July 2, 2003 between the Company and CLX & Associates (Incorporated by reference to Exhibit
                  10.1 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)
         10.7 Consulting Agreement dated June 2, 2003 between the Company and The Research Works, Inc. (Incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)
         10.8 Consulting Agreement and addendums dated May 30, 2003 between the Company and Staunton McLane LLC. (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)
         10.9 Employment Agreement dated February 19, 2002 between the Company and Henry P. Hoffman (Incorporated by reference to
                  Exhibit 10.10 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

--------

* Filed herewith.

         10.10 Employment Agreement dated February 19, 2002 between the Company and Kory S. Dillman (Incorporated by reference to
                  Exhibit 10.11 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)
         10.11 Employment Agreement dated February 19, 2002 between the Company and David N. Mendez (Incorporated by reference to
                  Exhibit 10.12 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)
         10.12 Letter to Staunton McLane from the Company dated November 28, 2003 terminating the service agreement. (Incorporated by reference to Exhibit 10.13 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)
         10.13 Consulting Agreement dated April 22, 2004 between the Company and Layne Morgan Technology Group (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)
         10.14 Consulting Agreement dated April 22, 2004 between the Company and Gunner Investments, Inc. (Incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)
         10.15 Memorandum of Understanding between the Company and Christenson Transportation, Inc. (Incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)
         10.16 Memorandum of Understanding between the Company and Mark Sullivan (Incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)
         10.17    Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 to the Registrant's Form 8-K dated December 31,
                  2004)
         10.18 Form of Common Stock Purchase Warrant (Incorporated by referenced to Exhibit 10.2 to the Registrant's Form 8-K dated December 31, 2004)
         10.19 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K dated January 5, 2005)
         10.20 Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K dated January 5, 2005)
         10.21 Network Access Service Agreement, dated February 7, 2005 between the Company and Idling Solutions, L.L.C. (Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-QSB for the quarter ended December 31, 2004)
         10.22 Network Installation Agreement between the Company and Sat-Net Communications, Inc. dated February 7, 2005 (Incorporated by referenced to Exhibit 10.1 of Form 8-K dated February 7, 2005)
         10.23 Form of Registration Rights Agreement (Incorporated by referenced to Exhibit 10.2 of Form 8-K dated February 7, 2005)
         10.24 Form of Warrant (Incorporated by referenced to Exhibit 10.3 of Form 8-K dated February 7, 2005) 13.1 Consent of independent auditors 14.1 Code of Business Conduct (Incorporated by reference to Exhibit 14.1 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)


         10.25 Subscription Agreement, dated April 11, 2005, between the Registrant and Sunflower Capital, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed April 13, 2005).
         10.26    Common Stock Purchase Warrant (incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 8-K filed April 13,
                  2005).
         10.27    Common Stock Purchase Warrant (incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 8-K filed April 13,
                  2005).
         10.28 Warrant Purchase Agreement dated April 11, 2005, between the Registrant and Sunflower Capital, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed April 13, 2005).


         14.2 Code of Ethics for Financial Executives (Incorporated by reference to Exhibit 14.2 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)
         14.3     Audit Committee Charter (Incorporated by reference to Exhibit
                  14.3 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2004)
         23.1 Consent of Bingham McCutchen LLP is contained in Exhibit 5.1 to this Registration Statement*
         23.2     Consent of BKD, LLP*
         23.3     Consent of Aidman, Piser & Company, P.A.*
         24.1 Power of Attorney is contained on the Signature page of this Registration Statement
-------

* Filed herewith.


ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         1. Include any prospectus required by Section 10(a)(3) of the Securities Act;

         2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         3. Include any additional or changed material information on the plan of distribution.

         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Joplin, State of Missouri, on this 26 day of April, 2005.


                                    SIRICOMM, INC.


                                    By: /s/ Henry P. Hoffman
                                        ----------------------------------------
                                    Name:  Henry P. Hoffman
                                    Title: President and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Henry P. Hoffman and J. Richard Iler as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

Name                    Title                                     Date
----                    -----                                     ----


/s/ Henry P. Hoffman    President, Chief Executive Officer and    April 26, 2005
----------------------  Chairman of the Board (principal
Henry P. Hoffman        executive officer)


/s/ David M. Mendez     Executive Vice President -Sales and       April 26, 2005
----------------------  Marketing and Director
David M. Mendez


/s/ Kory S. Dillman     Executive Vice President - Internet       April 26, 2005
----------------------  Business Development and Director
Kory S. Dillman


/s/ J. Richard Iler     Chief Financial Officer and Director      April 26, 2005
----------------------  (principal financial and accounting
J. Richard Iler         officer)


/s/ Terry W. Thompson   Director                                  April 26, 2005
----------------------
Terry W. Thompson